AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MARCH 21 , 2012
REGISTRATION NO. 333-180166

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 MA MANAGED FUTURES FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	6221
(State of Organization)	(Primary Standard Industrial
Classification Code Number)
90-0793845
(I.R.S. Employer Identification Number)
Agents and Corporations, Inc.
4440 PGA Boulevard	1201 Orange Street
Suite 600	Suite 600
Palm Beach Gardens, FL 33410	Wilmington, DE 19801
(561) 623-5310	(302) 575-0877
(Address, including zip code, and telephone number, including area	(Name, address, including zip code, and telephone number, including
code, of registrant’s principal executive offices)	area code, of agent for service)

Copy to:

Bilal H. Malik
 Malik Law Group LLC
 191 Peachtree Street, Suite 3275
 Atlanta, GA 30303
 (678) 279-5478

     Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Number of Securities to be Offered	Proposed Maximum Aggregate Offering†	Amount of Registration Fee‡
Class A, Class C, and Class I Limited Partnership Interests, no par value per share	50,000,000	$50,000,000	$5,730.00
Total:	50,000,000	$50,000,000	$5,730.00

† The proposed maximum aggregate offering has been calculated assuming that all Interests are sold at the price of $1.00 per Interest.

‡ The amount of the registration fee for the Interests is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS AND DISCLOSURE DOCUMENT

OF

MA MANAGED FUTURES FUND, LP

$50,000,000.00 CLASS A, CLASS C, AND CLASS I, COLLECTIVELY

LIMITED PARTNERSHIP INTERESTS

The Offering

     MA Managed Futures Fund, LP (the “Fund”), a Delaware limited partnership, is offering three separate classes of limited partnership interests (the “Interests”), designated Class A, Class C, and Class I, in an aggregate offering amount of up to $50,000,000.00, collectively for all Classes. Each investor in the Fund will be assigned a separate capital account for purposes of allocating gains and losses and to facilitate the calculation of the fees described herein. The primary objective of MA Managed Futures Fund, LP is to seek appreciation of its assets over time by implementing its futures trading program as well as by investing in a portfolio of managed futures funds and managed futures accounts which, in turn, invest in a wide array of futures products. The three Classes invest in a single portfolio, and the assets and liabilities of each Class are not segregated from the assets and liabilities of the other Classes.

     MA Capital Management LLC, the general partner of the Fund, and additional selling agents, are offering the Interests for an initial capital contribution period scheduled to end at 5:00 p.m. in New York on, 2012, subject to extension for up to 3 months. After the initial offering period, capital contributions will be accepted as of the last day of each month. In each case, the initial aggregate net asset value of an investor’s capital account will equal the dollar amount of the investor’s capital contribution less any front-end load fees and selling commissions. The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount. There is no scheduled termination date for acceptance of capital contributions. Contribution proceeds are held in escrow at Charles Schwab Bank until released to MA Managed Futures Fund, LP; however, there is no minimum number or dollar amount of capital contributions that must be obtained by the end of the initial capital contribution period or as of the end of any month. If the total amount registered pursuant to this offering is contributed, the proceeds to MA Managed Futures Fund, LP will be $50,000,000.00.

The General Partner

     MA Capital Management LLC, a professional futures trading advisor, serves as the general partner and commodity pool operator of MA Managed Futures Fund, LP (the “General Partner”). The General Partner is registered as a commodity pool operator and commodity trading advisor with the U.S. Commodity Futures Trading Commission.

Minimum Investment

     The minimum initial capital contribution for Class A and Class C is $5,000 and the minimum capital contribution for Class I is $1,000,000.  The minimum additional capital contribution for each Class is $1,000.

The Risks

     These limited partnership interests are speculative securities. You could lose all or substantially all of your investment in the Fund. Before you decide whether to invest, read this entire prospectus carefully and consider “THE RISKS YOU FACE” on page 9.

•	The Fund has not yet commenced operations and thus has no performance history.

•
The Fund’s trading program and the managed futures funds and managed futures accounts in which the Fund invests are speculative and leveraged. Such trading program, managed futures funds, and managed futures accounts will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance is expected to be volatile; the net asset value of an investor’s capital account may fluctuate significantly in a single month.

•
The General Partner anticipates that approximately 90% of the Fund’s assets will be managed by third party sub-advisors to the Fund. These third party sub-advisors will control the investment programs of each managed futures fund and managed futures account in which the Fund invests. Therefore, the Fund’s performance will, to a certain extent, depend on the skill and acumen of such third party sub-advisors and their ability to successfully implement their trading programs.

•	There is no secondary market for the Fund’s Interests. You may withdraw from the Fund only as of a month-end. Transfers of Interests are subject to limitations.

•	You will sustain losses if the substantial expenses of the Fund are not offset by investment gains and interest income.

     To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in the Fund. You are encouraged to discuss your investment decision with your individual financial, tax, and legal advisers.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Prospectus dated March 16, 2012

COMMODITY FUTURES TRADING COMMISSION
 RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON WITHDRAWALS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 4 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

     This Prospectus does not include all of the information or exhibits in MA Managed Futures Fund, LP’s Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the Securities and Exchange Commission (“SEC”) in Washington, D.C.

     MA Managed Futures Fund, LP will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facility in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

     MA Managed Futures Fund, LP’s filings will be posted at the SEC website at http://www.sec.gov.

     PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $13,333,334, you are cautioned to carefully evaluate MA Managed Futures Fund, LP’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of capital contributions in MA Managed Futures Fund, LP. Interests will not be offered nor will capital contributions be accepted in Pennsylvania until a minimum of $6,666,667 has been invested in the aggregate in MA Managed Futures Fund, LP.

MA CAPITAL MANAGEMENT LLC
 General Partner

4440 PGA Boulevard
 Suite 600
 Palm Beach Gardens, FL 33410
 (561) 623-5310

Part One – Disclosure Document

SUMMARY	1
THE RISKS YOU FACE	9
The Fund is Speculative; You Could Lose All or Substantially All of Your Investment in the Fund	9
The Fund is a Newly Formed Entity With No Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in the Fund	9
The Fund Will be Highly Leveraged; Leverage Magnifies Losses as Well as Gains	9
The Performance of the Fund is Expected to Be Volatile; Volatile Performance Can Result in Sudden Large Losses	9
Forward Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non Performance Resulting in the Fund Not Realizing a Trading Gain	9
Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Gains and Interest Income	10
An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Withdrawal Notices but Before the calendar month end Withdrawal Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a calendar month end	10
Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Gains or Limit Losses	10
The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets	11
If the Fund Does Not Perform in a Manner Non Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Fund Losses from Other Investments and You May Have No Gains to Offset Your	11
The General Partner Analyzes Fundamental as well as available Technical Data, which do not capture all the possible risk scenarios that might emerge; These unknown Risk Factors Could Result in Losses	12
Speculative Position Limits May Alter Trading Decisions for the Fund’s own Trading Program and that of the Managed Futures Funds and Managed Futures Accounts in which it Invests, Possibly Resulting in Loss	13
Increases in Assets Under Management May Affect the General Partner’s Investment Decisions to the Detriment of Your Investment in the Fund	13
Investors Are Taxed Each Year Based on Their Share of Gains Attributable to the Fund; Investors Must Either Withdraw from their Capital Account to Pay Taxes or Have Other Assets Available to Do So	13
You Could Owe Taxes on Your Share of Ordinary Income Attributable to the Fund Despite Having Suffered an Overall Loss	13
Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes	13
The Failure of a Clearing Broker or Currency Dealer Could Result in Losses	14
The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund	14
No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in the Fund	14
You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading Program and Select Managed Futures Funds and Managed Futures Accounts in which the Fund Invests	14
The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles	15
Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund	15
Forwards, Swaps and Other Derivatives Are Not Subject to CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default	15
Options Trading by the Fund May Result in Losses	15
A Computer Systems Failure Could Result in Losses for the Fund	15

MA CAPITAL MANAGEMENT LLC

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PROSPECTIVE OPERATIONS	20
CONFLICTS OF INTEREST	22
CHARGES	23
USE OF PROCEEDS	28
THE CLEARING BROKERS; THE INTRODUCING BROKER; ADMINISTRATION	29
DISTRIBUTIONS; WITHDRAWALS	31
MA MANAGED FUTURES FUND, LP AGREEMENT OF LIMITED PARTNERSHIP	32
FEDERAL INCOME TAX ASPECTS	34
INVESTMENT BY EMPLOYEE BENEFIT PLANS	37
PLAN OF DISTRIBUTION	39
CERTAIN LEGAL MATTERS	41
EXPERTS	41
INDEX TO FINANCIAL STATEMENTS	42

Part Two – Statement of Additional Information
STRATEGY	54
WHY MA MANAGED FUTURES FUND, LP?	56
THE FUTURES AND FORWARD MARKETS	58
REGULATION	60
INVESTMENT CONSIDERATIONS	61

Exhibit A: Form of Agreement of Limited Partnership	A-1
Exhibit B: Subscription Agreement	B-1
Exhibit C: Consent of Independent Registered Public Accounting Firm	C-1

     An electronic version of this Prospectus is available on a special web site (http://www.MAFuturesFund.com) being maintained by MA Capital Management LLC.

SUMMARY

General

     MA Managed Futures Fund, LP, a Delaware limited partnership formed in October 2011 (the “Fund”), is offering three classes of limited partnership interests (“Interests”): Class A, Class C, and Class I (each, a “Class”). Each Class invests in the Fund’s futures trading portfolio, as well as the Fund’s portfolio of managed futures funds and managed futures accounts, each selected by MA Capital Management LLC, the general partner and commodity pool operator of the Fund (the “General Partner”). Each investor in the Fund will be assigned a capital account to allocate gains and losses and facilitate the calculation of the fees described herein.

The General Partner

     MA Capital Management LLC, a Florida limited liability company, serves as the general partner and commodity pool operator of the Fund and is responsible for the management and administration of the Fund. The General Partner’s offices, and the office of the Fund where its books and records will be kept, are located at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 33410.

     The General Partner is a professional futures trading advisor. The General Partner intends to delegate certain administrative functions, including calculation of the Fund’s net asset value (as well as the net asset value of each capital account therein) and distribution of reports to investors, to NAV Consulting, Inc., a major fund administration firm. Certain Fund records will be located at the offices of NAV Consulting Inc. at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523.

     Monty Agarwal, a principal of the General Partner, has contributed $3,000 to the capital of the Fund as the “Initial Limited Partner.” This amount is in addition to the total capital contribution amount offered by this Prospectus. Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any month-end.

The Offering

MA Captial Management LLC, and additional selling agents, are offering the Interests for an initial capital contribution period scheduled to end at 5:00 p.m. in New York on, 2012, subject to extension for up to 3 months. After the initial capital contribution period, capital contributions will be continuously accepted as of the last day of each month. The initial aggregate net asset value of an investor’s capital account will equal the dollar amount of the investor’s capital contribution less any front-end load fees or selling commissions. The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount. There is no scheduled termination date for acceptance of capital contributions. Capital contribution proceeds are held in escrow at Charles Schwab Bank until released to MA Managed Futures Fund, LP; however, there is no minimum capital contribution amount that must be raised at the end of the initial capital contribution period or as of the end of any month. If the total amount registered pursuant to this offering is contributed, the proceeds to MA Managed Futures Fund, LP will be $50,000,000.00.

Minimum Investment

          The minimum initial capital contribution for Class A Interests and Class C Interests is $5,000. The minimum initial capital contribution for Class I Interests is $1,000,000. The minimum additional capital contribution for Class A Interests, Class C Interests, and Class I Interests is $1,000.

Major Risks of the Fund

–	An investment in the Fund is a speculative investment. You must be prepared to lose all or substantially all of your investment.

–	The Fund is newly formed and thus has no performance history. The past performance of the General Partner’s managed futures program is not necessarily indicative of the future results of the Fund.

–
The Fund’s futures trading program, as well as the managed futures funds and managed futures accounts in which the Fund invests, are speculative and leveraged. Such trading program, managed futures funds, and managed futures accounts will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

–	The Fund’s performance is expected to be volatile; the net asset value of an investor’s capital account may fluctuate significantly in a single month.

–
Third party sub-advisors will control the investment programs of each managed futures fund and managed futures account in which the Fund invests. Therefore, the Fund’s performance will depend, to a certain extent, on the skill and acumen of such third party sub-advisors and their ability to successfully implement their trading programs.

–
There is no secondary market for the Fund’s Interests. You may withdraw from your capital account only as of a calendar month-end. Transfers of Interests are subject to limitations as described herein.

–	Your capital account will sustain losses if the substantial expenses of the Fund are not offset by investment gains and interest income.
–	The Fund is subject to numerous conflicts of interest as described herein.

Investment Considerations

–
The Fund will implement its own futures trading program as well as invest in managed futures funds and managed futures accounts managed by third party sub-advisors. Accordingly, the performance of the Fund will depend on the investment performance of the Fund’s trading program as well as such third party sub-advisors.

–
The General Partner utilizes fundamental analysis in selecting the managed futures funds and accounts in which it will invest the Fund’s assets. Decisions to retain third party sub-advisors made by the General Partner are discretionary and thus involve human emotional responses to communications with third party sub-advisors, changing market conditions, and other factors outside the General Partner’s control.

–
An investment in the Fund has the potential to help diversify an investor’s traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a widely used measure of risk) of a traditional portfolio of stocks and bonds. However, for a non-correlated asset to increase a traditional portfolio’s overall returns, the non-correlated asset must outperform either stocks or bonds over the period being measured.  There can be no assurance that the Fund will outperform other sectors of an investor’s portfolio or not produce losses.

–
The Fund will hold that portion of its assets traded in the Fund’s futures trading program or invested in managed futures accounts (including those assets used as margin deposits for trading activities) in U.S. government securities and/or interest-bearing deposit accounts. Accordingly, the Fund, in addition to its potential to profit from its investment operations, will earn interest on all or almost all of its assets deposited in such accounts.

Limited Liability

     Investors cannot lose more than the amount of their investments and undistributed gains, if any. Thus, investors receive the advantage of limited liability in a leveraged trading vehicle.

Withdrawals, Distributions, Transfers, and Exchanges

     The Fund is intended to be a medium- to long-term (i.e., 3 to 5-year) investment. However, monthly withdrawals are permitted, without penalty or any charge, upon thirty (30) days’ written notice to the General Partner or Mutual Shareholder Services (the Fund’s transfer agent). Withdrawal proceeds will be paid in U.S. dollars. Due to the availability of monthly withdrawals, the General Partner does not intend to make any distributions, and the investment gains of the Fund, if any, will be reinvested in the Fund.

Charges to the Fund and each Capital Account

     The Fund’s fees and charges are substantial and must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. The fees and expenses applicable to the Fund and each capital account are as follows:

          The General Partner

–	Each Limited Partner’s capital account is charged a one percent (1%) annual management fee (1/12 of 1% payable monthly in advance) of the net assets of such capital account.

–
Each Limited Partner’s capital account is also charged an incentive allocation equal to ten percent (10%) of such capital account’s new appreciation, including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the capital account’s net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Partner’s initial capital contribution. The incentive allocation will be adjusted pro rata for capital contributions and withdrawals. Please see “Charges to be Paid by the Fund and Each Capital Account Therein — Incentive Allocation” for a more detailed discussion of new appreciation and the incentive allocation.

          Third Party Sub-Advisors

–
The Fund may be charged a management fee of up to two percent (2%) of the net assets of the Fund managed by a third party sub-advisor, either through a managed futures account or managed futures fund, payable to such third party sub-advisor at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor may agree. Such management fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account.

–
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund’s assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund’s allocation of assets to such third party sub-advisor. Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account. Additionally, as incentive fees paid to third party sub-advisors do not take into account the overall net gains or losses of each Limited Partner’s capital account across all of the Fund’s investments, a Limited Partner’s capital account may be assessed third party sub-advisor incentive fees at a time when the overall net asset value of the Limited Partner’s capital account has decreased (although the General Partner would not be entitled to an incentive allocation in such a situation).

          Selling Agents and Others

–
Investors in Class A Interests will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the net asset value of Class A investors’ capital accounts. The front-end sales load may be paid to the General Partner or another selling agent, or may be split between such parties. The General Partner may waive the front-end sales load for any Class A Limited Partner.

Investors in Class C Interests will pay an annual sales fee on the net asset value of their capital account as of the first day of each calendar month equal to the following schedule: for capital contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution. The annual sales fee may be paid to the General Partner or another selling agent, or may be split between such parties. The General Partner may waive the annual sales fee for any Class C Limited Partner.

Investors in Class I Interests are not subject to front-end sales loads or annual sales fees.

–
The Fund itself may be charged sales loads or other commissions or fees by brokers for, or advisers of, the managed futures funds or managed futures accounts in which the Fund invests. Each Partner in the Fund will indirectly bear these commissions or fees. Additionally, in the case of the Fund’s trading program and the managed futures accounts in which the Fund invests, brokerage fees will be incurred by the Fund in the course of the General Partner or third party sub-adviser pursuing their respective investment programs on the Fund’s behalf. In the case of the Fund’s investment in a managed futures fund, the Fund will bear its pro rata share of the managed futures fund’s expenses, including brokerage fees. Regardless of whether incurred by the Fund’s trading program, its managed futures accounts, or the managed futures funds in which the Fund invests, such brokerage fees and expenses are estimated to amount to approximately 1.00% of the average month-end net assets per year allocated by the Fund to such program, accounts, or funds.

–
Actual operating and ongoing offering expenses (including the costs of updating this Prospectus and increasing the maximum amount of Interests for sale to the public), such as legal, auditing, administration, escrow, printing, and postage costs, are estimated to be 0.75% of average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.50% of average month-end net assets per year of the Fund.

–	The Fund will bear, without reimbursement, its organizational and initial offering costs (other than sales commissions). Such costs are estimated to total approximately $63,000.00.

Break-Even Analysis

     The following tables show the fees and expenses that an investor would incur on a minimum initial capital contribution to the Fund for each Class of Interests and the amount that such investment must earn to break even after one year. Certain of the fees and expenses were estimated by projecting an average minimum net asset value for the Fund of $50,000,000.00 for the first year of the Fund’s operations, or the total offering amount of this Prospectus. The fees estimated below will be significantly underestimated if the average net asset value of the Fund during its first year is significantly less than $50,000,000.00. The break-even analysis is an approximation only.

CLASS A INTERESTS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor Management Fees (3)	1.35%	$67.50
Third Party Sub-Advisor Incentive Fee (4)	0.00%	$0.00
Selling Commissions (5)	5.00%	$250.00
Operating and Ongoing Offering Expenses (6)	0.75%	$37.50
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	0.12%	$6.20

Less Interest Income (9)	1.00%	$50.00

TWELVE-MONTH BREAK-EVEN	8.22%	$411.20

CLASS C INTERESTS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($5,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$50.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor Management Fees (3)	1.35%	$67.50
Third Party Sub-Advisor Incentive Fee (4)	0.00%	$0.00
Selling Commissions (5)	2.50%	$125.00
Operating and Ongoing Offering Expenses (6)	0.75%	$37.50
Brokerage Fees and Expenses (7)	1.00%	$50.00
Organizational and Initial Offering Costs (8)	0.12%	$6.20

Less Interest Income (9)	1.00%	$50.00

TWELVE-MONTH BREAK-EVEN	5.72%	$286.20

CLASS I INTERESTS

		DOLLAR RETURN REQUIRED
	PERCENTAGE RETURN REQUIRED	($1,000,000 INITIAL INVESTMENT)
	INITIAL TWELVE MONTHS OF	INITIAL TWELVE MONTHS OF
ROUTINE EXPENSES	INVESTMENT	INVESTMENT
General Partner Management Fees (1)	1.00%	$10,000.00
General Partner Incentive Allocation (2)	0.00%	$0.00
Third Party Sub-Advisor Management Fees (3)	1.35%	$13,500.00
Third Party Sub-Advisor Incentive Fee (4)	0.00%	$0.00
Selling Commissions (5)	0.00%	$0.00
Operating and Ongoing Offering Expenses (6)	0.75%	$7,500.00
Brokerage Fees and Expenses (7)	1.00%	$10,000.00
Organizational and Initial Offering Costs (8)	0.12%	$1,240.60

Less Interest Income (9)	1.00%	$10,000.00

TWELVE-MONTH BREAK-EVEN	3.22%	$32,240.60

The foregoing break-even analyses are approximations only and assume a constant net asset value ($5,000 with respect to Class A and Class C or $1,000,000 with respect to Class I) during the first year of an investor’s investment in the Fund. Additionally, the foregoing break-even analysis assumes an average minimum net asset value of the Fund of $50,000,000.00 for the Fund’s first year of operations.

(1)
Each Limited Partner’s capital account is charged a one percent (1%) annual management fee (1/12 of 1% payable monthly in advance) of the net assets of such capital account, payable to the General Partner.

(2)
Each Limited Partner’s capital account is also charged an incentive allocation equal to ten percent (10%) of such capital account’s new appreciation, including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the capital account’s net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Partner’s initial capital contribution. The incentive allocation will be adjusted pro rata for capital contributions and withdrawals. No incentive allocation to the General Partner will be charged to a capital account until break-even costs are met for such capital account. However, because the General Partner’s incentive allocation is payable quarterly, and the General Partner is not obligated to return incentive allocations once earned, it is possible for the General Partner to earn an incentive allocation during a break-even or losing year for a capital account if, after payment of an incentive allocation, a Limited Partner’s capital account incurs losses resulting in a break-even or losing year. It is impossible to predict what incentive allocations, if any, could be paid during a break-even or losing year, thus none is shown.

(3)
The Fund may be charged a management fee of up to two percent (2%) of the net assets of the Fund managed by a third party sub-advisor, either through a managed futures account or managed futures fund, payable to such third party sub-advisor at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor may agree. Such management fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account. The General Partner estimates that approximately 90% of the Fund’s assets will be managed by third party sub-advisors. For purposes of this Break-Even calculation, the General Partner estimates that the average management fee paid to third party sub-advisors will be approximately 1.5%. Therefore, the calculation is as follows: ($50,000,000 X 90%) X (1.5%) = $675,000 per year of third party sub-advisor management fees paid by the Fund.

(4)
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund’s assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund’s allocation of assets to such third party sub-advisor. Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account. No incentive fees will be paid to a third party sub-advisor until break-even costs for the Fund’s assets managed by such third party sub-advisor are met. However, as there may be multiple third party sub-advisors retained by the Fund at any time, it is possible that the break-even costs for the assets managed by a particular third party sub-advisor could be met, and the Fund would be obligated to pay such third party sub-advisor an incentive fee, at a time when one or more Limited Partner’s capital account break-even costs have not been met. It is impossible to predict what incentive fee, if any, could be paid to a third party sub-advisor during a break-even or losing year for one or more Limited Partner’s capital account, thus none is shown.

(5)
Investors in Class A Interests will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the initial amount assigned to the capital account of such investor. The front-end sales load may be paid to the General Partner, MA Capital Management LLC, another selling agent, or may be split between such parties. The General Partner may waive the front-end sales load for any investor.

Investors in Class C Interests will pay an annual sales fee on the net asset value of their capital accounts equal to the following schedule: for contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional contribution for a maximum of twenty-four (24) months following such contribution. The annual sales fee may be paid to the General Partner, MA Capital Management LLC, another selling agent, or may be split between such parties. The General Partner may waive the annual sales fee for any investor.

Investors in Class I Interests are not charged front-end sales loads or annual sales fees.

(6)
The Fund will pay its actual operating and ongoing offering expenses (including the costs of updating this Prospectus and increasing the total capital contribution amount available to the public), such as legal, auditing, administration, escrow, printing and postage costs. Additionally, the Fund will bear the operating expenses of the managed futures funds in which it invests. Together, the total operating an ongoing offering expenses of the Fund are estimated to be 0.75% of the average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.50% of the average month-end net assets per year of the Fund.

(7)
The Fund will pay brokerage fees and commissions in connection with its futures, options, and forward markets trading activities. Additionally, in the case of managed futures accounts in which the Fund invests, brokerage fees will be incurred by the Fund in the course of the third party adviser pursuing their investment program on the Fund’s behalf. Finally, in the case of the Fund’s investment in a managed futures fund, the Fund will bear its pro rata share of the managed futures fund’s expenses, including brokerage fees. Regardless of how incurred, the General Partner estimates that the brokerage fees paid directly or indirectly by the Fund will be approximately 1.00% of average month-end net assets per year of the Fund. This amount is an approximation by the General Partner and such fees and expenses may be significantly more or less than 1.00% on an annual basis.

(8)
The Fund will bear, without reimbursement, its organizational and initial offering costs (other than sales commissions). Such costs are estimated to total $63,000 and will be amortized over the first 12 months of the Fund’s operations.

(9)
The twelve-month break-even points shown are dependent on interest income of 1.00% per annum. If interest income earned is less, the Fund will have to earn investment profits greater than the amounts shown to cover its costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 1.00% over any twelve month period.

Federal Income Tax Aspects

     The Fund will be a partnership for federal income tax purposes. As such, investors will be taxed each year on the income attributable to their capital account whether or not they make a withdrawal from the Fund or receive distributions from the Fund.

     To the extent the Fund’s trading program, managed futures funds, or managed futures accounts invest in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for individuals. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

     For non-corporate investors, capital losses in their capital account may be deducted against capital gains but may only be deducted against ordinary income to the extent of $3,000 per year. Therefore, investors could pay tax on their capital account’s interest income even though such investor’s capital account has decreased in net asset value.

Is MA Managed Futures Fund, LP a Suitable Investment for You?

     The primary objective of MA Managed Futures Fund, LP is to seek appreciation of its assets over time by investing in the General Partner’s trading program as well as a portfolio of managed futures funds and managed futures accounts, each of which invest in a wide array of futures products. An investment in the Fund may fit within your portfolio allocation strategy if you are interested in the Fund’s potential to produce returns generally unrelated to traditional securities investments.

     An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. The General Partner offers Interests in the Fund as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor’s portfolio. To invest, you must, at a minimum, have:

          (1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

          (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

     Some jurisdictions in which the Fund’s Interests are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Fund is suitable for you.

     You should not invest more than 10% of your net worth, exclusive of home, furnishings, and automobiles, in MA Managed Futures Fund, LP.

Capital Contribution Procedure

     To invest in the Fund, you must complete and sign the Subscription Agreement, attached hereto as Exhibit B, and deliver it to your selling agent at least five business days prior to the applicable month-end closing date. Payment instructions are included with the Subscription Agreement. Subscription Agreements deemed valid and complete by the General Partner will be accepted, within five business days of receipt of a capital contribution, once payment proceeds have been received and cleared. Investors’ purchases will be confirmed by their selling agents, generally within five business days after the applicable month-end closing. The General Partner will notify investors of, and will return, rejected capital contributions within five business days following the applicable month-end closing or sooner if practicable. No interest is earned while capital contributions are being processed. See “Plan of Distribution.”

Reports

     Within 30 calendar days after the end of each month, the General Partner will distribute to investors a monthly report of the Fund. The General Partner will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.

     Commodity Futures Trading Commission Rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

     THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE RISKS YOU FACE

The Fund Is Speculative; You Could Lose All or Substantially All of Your Investment in the Fund

     An investment in the Fund is a speculative investment. You will be relying on the General Partner to implement the Fund’s trading program as well as invest the Fund’s assets in managed futures funds and accounts, which cannot be assured. Consequently, you could lose all or substantially all of your investment in the Fund.

The Fund Is a Newly Formed Entity With No Performance History for You to Evaluate When Making a Decision Whether or Not to Invest in the Fund

     The Fund is a newly formed entity and thus has no performance history for you to evaluate when making your investment decision. Although past performance is not necessarily indicative of future performance, a performance history might provide you with more information upon which to base your investment decision. However, as the Fund has no performance history, you will have to make your investment decision without such information.  The past performance of the General Partner or its affiliates is not necessarily indicative of the future results of the Fund.

The Fund Will be Highly Leveraged; Leverage Magnifies Losses as Well as Gains

     Because the amount of margin funds necessary to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the Fund will be able to hold positions with notional, or face, values far greater than the Fund’s net assets.

     As a result of this leveraging, even a small adverse movement in the price of a contract could cause the Fund major losses.

The Performance of the Fund Is Expected To Be Volatile; Volatile Performance Can Result in Sudden Large Losses

     The General Partner expects the performance of the Fund to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Fund and investors’ capital accounts may suffer substantial loss from time to time. The net asset value of your capital account may change substantially between the date on which you make a capital contribution to the Fund, the date on which you request a withdrawal, and the month-end withdrawal date.

Forward Transactions Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain

     In the case of the Fund’s trading program or a managed futures account, the Fund may trade forward contracts through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, the Fund does not receive the same protection as provided to futures traders in United States markets by the Commodity Futures Trading Commission (“CFTC”) regulatory scheme or the statutory scheme of the Commodity Exchange Act. The Fund faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of the Fund’s gain, if any, on its forward trading to be unrealized.

Fees and Commissions Are Charged Regardless of Profitability and Will Cause Losses If Not Offset by Gains and Interest Income

     The Fund is subject to substantial charges payable irrespective of profitability in addition to incentive allocations which are payable to the General Partner based on the profitability of each Limited Partner’s capital account. The Fund must have gains from its investments and interest income to avoid losses. In order to break even during the first twelve months of investment, assuming an average minimum net asset value of the Fund of $50,000,000.00 during its first year of operations, capital accounts representing Class A Interests must return approximately 8.22%, capital accounts representing Class C Interests must return approximately 5.72%, and capital accounts representing Class I Interests must return approximately 3.22%.

An Investment in the Fund is Not a Liquid Investment; Investors Remain Liable for Fund Liabilities Incurred After Submitting Withdrawal Notices but Before the calendar month-end Withdrawal Date, and You Will Not be Able to Limit Your Losses or Realize Accrued Profits Except at a calendar month-end

     There is no secondary market for the Fund’s Interests. While investors have withdrawal rights, withdrawals are permitted only at the end of a calendar month upon 30 days’ prior written notice to the General Partner or Mutual Shareholder Services (the Fund’s transfer agent) and withdrawing investors remain liable for the liabilities of the Fund and their capital accounts until they are withdrawn at calendar month-end. Transfers of the ownership of capital accounts are permitted only with the prior approval of the General Partner. Because capital accounts cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued gains, if any, except at a calendar month-end in accordance with the Fund’s withdrawal provisions.

Lack of Liquidity in the Markets in Which the Fund Trades Could Make It Impossible to Realize Gains or Limit Losses

     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

     Unexpected market illiquidity has caused major losses in the recent past in such sectors as emerging markets, mortgage-backed securities and other credit related instruments. There can be no assurance that the same will not happen in the futures markets generally, or in certain futures markets, at any time or from time to time. The large size of the positions the Fund may take in its managed futures accounts increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

     United States commodity exchanges impose limits over the amount the price of some, but not all, futures contracts may change on any day. If a market has moved adversely to the Fund’s position and has reached the daily price limit, it may be impossible for the Fund to liquidate its position until the limit is expanded by the exchange or the contract begins to trade away from the limit price. In addition, even if futures prices have not reached the daily price limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets

     A substantial portion of the Fund’s trading program and its managed futures account trades may take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of its assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange, and variances in foreign exchange rates between the time a position is entered and the time it is exited.

If the Fund Does Not Perform in a Manner Non-Correlated with the General Financial Markets or Does Not Perform Successfully, You Will Not Obtain Any Diversification Benefits by Investing in the Fund and You May Have No Gains to Offset Your Losses from Other Investments

     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite each other. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or vice versa. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will not obtain any diversification benefits by investing in the Fund and you may have no gains to offset your losses from other investments.

The General Partner Analyzes Fundamental as well as available Technical Data, which do not capture all the possible risk scenarios that might emerge; These unknown Risk Factors Could Result in Losses

The General Partner uses the following 4 core principles; trader selection, strategy selection, diversification, and risk management. Each are explained below in further detail:

1.      Trader Selection

    Prospective third party sub-advisors will be judged on their educational as well as trading backgrounds.  The General Partner will strive to pick traders that possess the requisite education from the best global universities.  They would have some length of work experience in their field of expertise with a verifiable track record.  This track record would demonstrate true alpha generation in all market environments, as well as strong risk discipline based on various proprietary metrics.  The General Partner will utilize its vast experience in hiring traders at some of the largest banks in the world to ensure the success of this step.

In addition to the above requirements, when the General Partner hires external traders to manage some of the Fund’s capital, they would have to meet the following inviolable requirements (as laid out in Mr. Agarwal’s book, The Future of Hedge Fund Investing): an independent custodian; an independent auditor; independent prime brokers and futures commission merchants, and; an independent administrator responsible for calculating the net asset value of the fund.

2.       Strategy Selection

     The General Partner will select only those strategies that are at least 90% systematic by nature. In the General Partner’s experience, strategies that are systematic lend themselves to be free of human emotional intervention and their historical performance is useful in projecting an educated expectation of future possible performance.

3.      Diversification

     The General Partner classifies the market movements under 3 categories; trending market, volatility shock, and a directionless, noisy market.  The General Partner will diversify the portfolio of the Fund across strategies that work well in these 3 types of markets.  Some examples of such strategies that would work in the described market conditions are: trend following; mean reversion; pattern recognition; positive carry, and; arbitrage. To provide additional diversification, the General Partner will look at strategies which vary by holding period, ranging from a few seconds to a few weeks. The General Partner’s research has shown that constructing a portfolio in this manner creates true diversification. Additionally, portfolio diversification and returns will be enhanced by dynamically changing the allocation to these strategies based on the General Partner’s volatility and correlation matrices.

4.      Risk Management

     The General Partner will assess all third party sub-advisors on a multi-tiered risk level, where the General Partner looks at the sub-advisor’s position level risk, daily, monthly, and yearly maximum drawdowns, and any risk limits placed into the sub-advisor’s programs by design. Furthermore, the Fund’s portfolio will take a very dynamic approach to allocating capital across the various strategies as well as sub-advisors to ensure that the Fund may capture maximum alpha based on the prevailing market cycles. Finally, to ensure operational security of capital as well as transparency, as far as possible, the General Partner will make investments with sub-advisors through managed accounts to ensure complete daily transparency as well as operational control over the Fund’s capital.

Nevertheless, despite its best efforts, the General Partner’s investment strategy cannot anticipate or model all possible market scenarios which can result in losses.  Additionally, despite the best risk management practices, the execution of such practices might not be timely to prevent the losses.

Speculative Position Limits May Alter Trading Decisions for the Fund’s own Trading Program and that of the Managed Futures Funds and Managed Futures Accounts in which it Invests, Possibly Resulting in Loss

     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain, primarily agricultural and grain, futures contracts. Certain accounts controlled by the General Partner, including the accounts of the Fund, may be combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, the General Partner may modify the investment allocations for the Fund or the Fund may be forced to liquidate certain futures positions in its managed accounts, possibly resulting in losses.

Increases in Assets Under Management May Affect the General Partner’s Investment Decisions to the Detriment of Your Investment in the Fund

     The General Partner has not agreed to limit the amount of money it may manage and it is actively seeking to raise additional capital contributions for the Fund. The more assets the General Partner manages, the more difficult it may be for the Fund to implement its trading program or select managed futures accounts profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, increases in capital under management may require the General Partner to modify its investment decisions for the Fund which could have a detrimental effect on your investment, such as decreasing gains or increasing losses.

Investors Are Taxed Each Year Based on Their Share of Gains Attributable to the Fund; Investors Must Either Withdraw from their Capital Account to Pay Taxes or Have Other Assets Available to Do So

     Investors are taxed each year on their share of Fund gains, if any, irrespective of whether they make a withdrawal from their capital account or receive any cash distributions from the Fund. All performance information included in this prospectus is presented on a pre-tax basis; investors who experience such performance may have to withdraw a portion of their investments or, otherwise, pay the related taxes from other sources.

You Could Owe Taxes on Your Share of Ordinary Income Attributable to the Fund Despite Having Suffered an Overall Loss

     Investors may be required to pay tax on their share of ordinary income, from interest and gain on some foreign futures contracts, attributable to the Fund even though the Fund incurs overall losses. For non-corporate investors, capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss may be carried forward and used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Recharacterization of the Fund’s Ordinary Expenses as “Investment Advisory Fees” Could Result in an Investor Owing Increased Taxes

     The General Partner does not intend to treat the ordinary expenses of the Fund as “investment advisory fees” for federal income tax purposes. The General Partner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Fund characterized as “investment advisory fees,” non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Fund, and could actually recognize taxable income despite having incurred a financial loss.

The Failure of a Clearing Broker or Currency Dealer Could Result in Losses

     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers used by the Fund’s managed accounts fails to do so, such assets of the Fund might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of any clearing broker’s bankruptcy, the Fund would be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of the clearing broker’s combined customer accounts. The trading in currency forward contracts in the Fund’s managed accounts will generally be conducted in the dealer market, which is dominated by major money center banks, not subject to the provision of the Commodity Exchange Act. As a result, the Fund does not have the protections provided by the Commodity Exchange Act in the event of the bankruptcy of a currency dealer.

The Fund Is Subject to Actual and Potential Conflicts of Interest That Could Result in Losses for the Fund

     The Fund is subject to numerous actual and potential conflicts of interest, including: (1) the proprietary investment strategy of the General Partner or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund, making it more difficult for the Fund to enter positions at favorable prices; and (2) the compensation that the selling agents receive gives them an incentive to promote the sale of the Fund’s Interests as well as to discourage withdrawals. See “Conflicts of Interest.”

     Because the General Partner has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The General Partner cannot assure that conflicts of interest will not result in losses for the Fund.

No Independent Experts Represented the Interests of Investors; You Must Rely on Your Own Professional Advisors with Respect to an Investment in the Fund

     The General Partner has consulted with counsel, accountants, and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Fund’s Interests. Accordingly, each prospective investor should consult his own legal, tax, and financial advisers with respect to an investment in the Fund.

You Will Be Relying on the General Partner Alone to Direct the Fund’s Trading Program and Select Managed Futures Funds and Managed Futures Accounts in which the Fund Invests

     The Fund is structured as a multi-advisor fund to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. However, the General Partner will have sole authority to select such other advisors on the Fund’s behalf by constructing a portfolio of managed futures funds and managed futures accounts in which the Fund invests.

     The incapacity of one or more of the General Partner’s principals could have a material and adverse effect on its ability to discharge its obligations under the Agreement of Limited Partnership. Additionally, the General Partner may withdraw as general partner with respect to the Fund, upon 90 days’ notice, which would cause the Fund to terminate unless a substitute general partner was obtained. Neither the General Partner nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.

The Fund Is Not a Regulated Investment Company or Mutual Fund and You Will Not Have the Investor Protections Afforded Those Investment Vehicles

     The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

Regulatory Change Applicable to the Fund is Impossible to Predict and May be Adverse to the Fund

     The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, among other measures, suspension of trading. Market regulation in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Forwards, Swaps and Other Derivatives Are Not Subject to CFTC Regulation; the Fund Could Incur Losses due to Counterparty Default

     The Fund may trade swaps and other off-exchange contracts in its trading program and managed futures accounts. Swap agreements involve trading income streams such as a fixed rate payment for a floating rate payment. These instruments are generally traded over the counter in unregulated markets and participants must rely on the creditworthiness of their counterparties to fulfill their obligations of the transaction. The Fund will not receive the protections provided by the CFTC’s regulatory scheme with respect to these transactions. The failure of a counterparty to fulfill its obligations under an off-exchange contract could result in losses for the Fund.

Options Trading by the Fund May Result in Losses

     Options on futures contracts may be used by the Fund in its managed accounts to generate premium income or in lieu of futures contracts. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot be accurately predicted.

A Computer Systems Failure Could Result in Losses for the Fund

     The General Partner’s trading program as well as the strategies of the third party sub-advisers of the managed futures funds and managed futures accounts in which the Fund will invest are dependent to a significant degree on the proper functioning of their internal computer systems. Accordingly, systems failures, whether due to failures by third parties upon which such systems are dependent or the failure of such sub-advisors’ hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund, or the managed futures funds or managed futures accounts in which it invests, to experience significant trading losses or to miss opportunities for profitable trading. Any such failures could also cause a temporary delay in reports to investors. Similarly, a systems failure of any of the futures brokers or forward or swap dealers or of any exchange on which the Fund’s managed accounts is trading could cause the Fund to experience significant trading losses or to miss opportunities for profitable trading.

MA CAPITAL MANAGEMENT LLC

Description

     MA Capital Management LLC (“MACM”) is the general partner and commodity pool operator of the Fund. The General Partner is a Florida limited liability company with its offices located at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 33410, and its telephone number is (561) 623-5310. Most of the Fund’s books and records are maintained at this location; certain other books and records will be kept at the office of the Fund’s administrator, NAV Consulting, at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523. The General Partner has 3 major businesses. They are:

1.  MACM advises the Fund by directing its trading program and selecting third party sub-advisers for the managed futures funds and managed futures accounts in which the Fund invests.

2. MACM advises other clients as a commodity trading advisor.  This business is based on MACM’s Predator Trading program, is a tool set used for trading futures in various market sectors.

3. MACM’s other business is providing market and economic analysis on global markets through financial newsletters and its website in an effort to educate the investing public.

     The General Partner has been registered with the CFTC as a commodity trading adviser since August 17, 2010 and has been registered with the CFTC as a commodity pool operator since October 31, 2011. The General Partner has also been a member of the NFA since August 17, 2010. As of March 16, 2012, the Fund’s assets are limited to those contributed by the General Partner and the initial Limited Partner.

     Pursuant to the Agreement of Limited Partnership, the General Partner has the sole authority and responsibility for implementing the Fund’s trading program as well as selecting the managed futures funds and managed futures accounts in which the Fund invests. Third party sub-advisors will direct the trading programs and activities of such managed futures funds and managed futures accounts in which the Fund invests.

     The principals of the General Partner are Monty Agarwal and Mark Stephan. Mr. Agarwal is responsible for the firm’s investment decisions through the implementation of the General Partner’s fundamental investment analysis. The principals of the General Partner will make capital contributions personally. Mr. Agarwal has made an initial capital contribution of $3,000 to the Fund as of the date of this Prospectus. The backgrounds of the principals of the General Partner are set forth below.

Monty Agarwal, age 43, is the General Partner’s founder, Managing Partner, and sole owner.

Mr. Agarwal has over 14 years of experience in trading, managing traders, and risk management at Wall Street banks and hedge funds.  Monty Agarwal holds a Bachelor’s degree in Computer Science and Engineering from University of Pennsylvania (1990) and an MBA degree, with concentrations in Finance and Business Economics, from the University of Chicago, Booth School of Business (1996).
Monty Agarwal is also the author of The Future of Hedge Fund Investing: A Regulatory and Structural Solution for a Fallen Industry (Wiley & Sons, 2009).

Mr. Agarwal’s business background is listed as follows:

From January 2008 to Present:  Mr. Agarwal serves as the managing partner of MACM, which is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) and is a member of the National Futures Association (“NFA”). MACM’s NFA identification number is 0413021.  Monty Agarwal is registered as a Principal and as an Associated Member of MACM. Mr. Agarwal’s NFA identification numbers is 0333692.  Mr. Agarwal’s registrations became effective as of August 17, 2010.  Mr. Agarwal is the Chief Investment Officer of MACM, in charge of making all investment and trading decisions for MACM.

Oct. 2006 – Jan. 2008:  Mr. Agarwal was a portfolio manager at AVM, LP.  AVM is based in Boca Raton, Florida and is an investment advisor to the III Funds, which are relative value hedge funds.  Mr. Agarwal was in charge of making all investment decisions for an Asia focused relative value strategy for the III Funds.

Jan. 2003 – Sep. 2006:  Mr. Agarwal was the managing partner of Predator Capital Management, LLC based in Palm Beach Gardens, Florida.  Predator Capital Management, LLC was registered as a CPO and a CTA with the CFTC from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC’s NFA identification number is 0331466.  Monty Agarwal was registered as a Principal and as an Associated Member of the firm from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC was an investment advisor to the Predator Global Master Fund, an Asia-focused relative value hedge fund.  Predator Global Master Fund was nominated as the Best New Asian Hedge Fund and Best Asian Relative Value Hedge Fund, 2005 by Eurekahedge and Terrapinn.    Mr. Agarwal was the Chief Investment Officer and in that capacity was responsible for all investment decisions at Predator Capital Management, LLC.

October 1999-December 2002:  Mr. Agarwal was the Managing Director and head of interest rate derivatives trading, Asia Pacific for BNP Paribas, Singapore. BNP Paribas is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific, while managing a group of 17 traders.

September 1998 – September 1999:  Mr. Agarwal worked as an Associate Director for Barclays Capital in Tokyo, Japan.  Barclays Capital is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific.

September 1997 – August 1998:  Mr. Agarwal worked as an Associate for Bankers Trust in New York as well as in Hong Kong.  Bankers trust was a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for trading currency options across all Asian countries.

Mark Stephan, age 41 is the portfolio manager in charge of the portfolio construction for the Fund. He will be working closely with Mr. Agarwal in determining the asset allocation of the Fund and its continued monitoring.

Mr. Stephan has an extensive 15 year experience trading derivatives and managing teams of traders covering proprietary trading and book-running functions across various equity strategies.

Mr. Stephan has traded and managed equity derivative desks at Bankers Trust (1993-1998), Barclays Capital (1998-2004) and, most recently, Deutsche Bank (2004-2008). In his latest role, Mark was Managing Director, Head of Equity and Equity Derivative Trading for Deutsche Bank in Japan.

He was appointed to the Deutsche Bank Equity Derivative Global Management Committee in 2008.

Mr. Stephan holds Bachelor’s degrees in economics, finance and accounting from Wilfrid Laurier University, Canada (1993).

Investment Objective

     The primary investment objective of MA Managed Futures Fund, LP is to achieve positive returns for its investors under all market conditions, regardless of the general direction of any particular market. MA Capital Management, LLC, the general partner of the Fund, plans to achieve the Fund’s objective by utilizing its expertise in picking a portfolio of managed futures strategies and utilizing a dynamic allocation and risk management methodology.

    The General Partner is run by Mr. Monty Agarwal. Mr. Agarwal has over 15 years of experience as a trader and a hedge fund manager trading futures, options, and other derivatives. Mr. Agarwal possesses the requisite skills required to perform the necessary due diligence on managed futures strategies executed by the third party sub-advisors of the various managed futures funds and managed futures accounts to construct a superior alpha-producing portfolio. Mr. Agarwal authored the book “The Future of Hedge Fund Investing” (Wiley, ’09), which deals with this subject matter. In early 2011 this book, given its global popularity and appeal, was translated and published in Mandarin Chinese as well. MA Managed Futures Fund, LP will be managed according to the philosophies laid out in Mr. Agarwal’s book.

Investment Strategy

The General Partner’s investment strategy is based on the philosophy, “run a multi-strategy fund like a Wall Street proprietary trading desk.” The General Partner’s executive committee is composed of Mr. Agarwal and Mr. Stephan, senior traders who have amassed years of experience on Wall Street trading desks first, by trading various strategies, and second, by managing other traders who have run these strategies as well.

The strategy involves hiring the best available trading talent, either to work in-house or as external sub-advisors.  This is then complemented by a dynamic approach to diversification, leverage, and risk management.

This approach of a multi-strategy fund that is actually run by professional traders and not asset gatherers is the theme of Mr. Agarwal’s book, The Future of Hedge Fund Investing but also the core principle guiding this Fund.

The 4 core principles of the Fund’s strategy are as follows: trader selection, strategy selection, diversification, and risk management. Each are explained below in further detail:

1.      Trader Selection

    The third party sub-advisors selected by the General Partner will be judged on their educational as well as trading backgrounds.  The General Partner will strive to pick traders that possess the requisite education from the best global universities.  They would have some length of work experience in their field of expertise with a verifiable track record.  This track record would demonstrate true alpha generation in all market environments, as well as strong risk discipline based on various proprietary metrics.  The General Partner will utilize its vast experience in hiring traders at some of the largest banks in the world to ensure the success of this step.

In addition to the above requirements, when the General Partner hires external traders to manage some of the Fund’s capital, they would have to meet the following inviolable requirements (as laid out in Mr. Agarwal’s book, The Future of Hedge Fund Investing): an independent custodian; an independent auditor; independent prime brokers and futures commission merchants, and; an independent administrator responsible for calculating the net asset value of the Fund and each capital account therein.

2.       Strategy Selection

     The General Partner will select only those strategies that are at least 90% systematic by nature. In the General Partner’s experience, strategies that are systematic lend themselves to be free of human emotional intervention and their historical performance is useful in projecting an educated expectation of future possible performance.

3.      Diversification

     The General Partner classifies market movements under 3 categories: trending market, volatility shock, and a directionless, noisy market.  The General partner will diversify the portfolio of the Fund across strategies that work well in these 3 types of markets.  Some examples of such strategies that would work in the described market conditions are: trend following; mean reversion; pattern recognition; positive carry, and; arbitrage. To provide additional diversification, the General Partner will look at strategies which vary by holding period, ranging from a few seconds to a few weeks. The General Partner’s research has shown that constructing a portfolio in this manner creates true diversification. Additionally, portfolio diversification and returns will be enhanced by dynamically changing the allocation to these strategies based on the General Partner’s volatility and correlation matrices.

4.      Risk Management

     The General Partner will assess all third party sub-advisors on a multi-tiered risk level, where the General Partner looks at the sub-advisor’s position level risk, daily, monthly, and yearly maximum drawdowns, and any risk limits placed into the sub-advisor’s programs by design. Furthermore, the Fund’s portfolio will take a very dynamic approach to allocating capital across the various strategies as well as sub-advisors to ensure that the Fund may capture maximum alpha based on the prevailing market cycles. Finally, to ensure operational security of capital as well as transparency, as far as possible, the General Partner will make investments with sub-advisors through managed futures accounts to ensure complete daily transparency as well as operational control over the Fund’s capital.

     The investment methods, systems, and money management techniques employed by the General Partner are proprietary and confidential. The foregoing description is general and is not intended to be complete. Despite its best efforts, there can be no assurance that the General Partner’s investment program will succeed in its stated objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PROSPECTIVE OPERATIONS

Prospective Operations

     MA Managed Futures Fund, LP was organized on October 26, 2011 under the Delaware Revised Uniform Limited Partnership Act. The Fund is a speculative commodity pool which will implement its own futures trading program managed by the General Partner as well as invest in a number of managed futures funds and managed futures accounts selected by the General Partner and managed by third party sub-advisors. The Fund’s trading program and the managed futures funds and managed futures accounts in which it invests will trade and invest in a wide array of futures products.

     The General Partner’s selection of third party sub-advisors and their trading programs for their managed futures funds and managed futures accounts is based on the General Partner’s fundamental analysis of such sub-advisors and their futures trading programs and strategies.

     The success of the Fund will depend on 1) the ability of the General Partner to implement the Fund’s trading program as well as identify and select profitable third party sub-advisors and their managed futures funds and managed futures accounts, and 2) the ability of the General Partner and such third party sub-advisors to successfully implement their respective futures trading programs to recognize and capitalize on price trends in different sectors of the global capital and commodity markets. There is no way to predict how the Fund’s trading program or portfolio of managed futures funds and managed futures accounts will perform in the future, and if the Fund does not perform successfully, investors may lose all or substantially all of their investment.

 Capital Resources

     The Fund will raise capital only through capital contributions pursuant to the initial and continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Liquidity

     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the ability of the Fund or the managed futures funds and managed futures accounts in which the Fund invests to initiate new positions or close existing ones or may prevent them from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund or the managed futures funds or managed futures accounts in which the Fund invests from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund or the managed futures funds or managed futures accounts in which the Fund invests may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the futures trading operations of the Fund and the managed futures funds and managed futures accounts in which the Fund will invest, the assets of the Fund or such managed futures funds and managed futures accounts are expected to be highly liquid.

Financial Instrument Risk

     In the normal course of its business, the Fund and the managed futures funds it invests in will be parties to financial instruments with off-balance sheet risk, including exchange traded futures contracts and over-the-counter currency forward contracts. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may be traded on an exchange or over- the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks, including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments to be traded by the Fund or by the managed futures funds and managed futures accounts in which the Fund invests due to market changes. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all open positions at the same time, and if the General Partner or the third party sub-advisor was unable to offset such positions, the Fund could experience substantial losses.

     In addition to market risk, in entering into futures and forward contracts there is a risk that a counterparty will not perform according to the terms of a contract entered into with the Fund or a managed futures fund or managed futures account in which the Fund invests, that is, credit risk. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk with respect to the brokers and dealers through which the Fund and the third party sub-advisors conduct their operations.

     The General Partner will monitor and attempt to control risk exposure on a daily basis through financial, credit, and risk management monitoring systems and, typically, the third party sub-advisors selected by the General Partner will do so as well; however, they have no contractual obligation to do so and, regardless, there is no guarantee that they will be successful in doing so.

Off-Balance Sheet Arrangements

     The Fund will not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

     The Fund will not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business will be implementing its trading program and investing in managed futures funds and managed futures accounts which trade futures contracts, forward currency contracts (both long (contracts to buy) and short (contracts to sell)), and possibly swap contracts on certain commodities. All such contracts are settled by offset, not delivery. Substantially all such contracts will be for settlement within four months of the trade date and substantially all such contracts will be held by the Fund or the managed futures fund for less than four months before being offset or rolled over into new contracts with similar maturities. The financial statements of the Fund will present a condensed schedule of investments setting forth net unrealized appreciation (depreciation) of the Fund’s open futures and forward currency contracts at the end of the reporting period for which such statements are prepared.

Critical Accounting Policies — Valuation of the Fund’s Positions

     The General Partner believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s investments. With respect to its trading program and managed accounts, the majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund or its managed futures accounts will also be valued at published daily settlement prices or at dealers’ quotes. Thus, the General Partner expects that under normal circumstances substantially all of the Fund’s assets held in its accounts will be valued on a daily basis at fair value using objective measures.

   The Fund will also invest in a selection of managed futures funds whose positions and investments may not be known to the General Partner on a daily basis. Additionally, the Fund may receive a valuation of its investments in such managed futures funds only at predetermined intervals, such as at month-end. This lack of visibility with regard to valuation may make it difficult for the General Partner to value the entire assets and investments of the Fund at any given time other than at such regular intervals (which may or may not overlap across all managed futures funds).

CONFLICTS OF INTEREST

     The General Partner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established and that there is no independent control on how conflicts of interest are resolved. Consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the General Partner will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

The General Partner

     Conflicts exist between the General Partner’s interests in and its responsibilities to the Fund. The conflicts are inherent in the General Partner acting as general partner and commodity pool operator of the Fund. These conflicts and the potential detriments to the Limited Partners are described below. The General Partner’s selection of itself as commodity pool operator was not objective because it is also the general partner of the Fund, and it will not replace itself as the commodity pool operator even if doing so would be beneficial to the Fund. The advisory relationship between the Fund with respect to the General Partner, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that the General Partner believes that the fee arrangements are fair and competitive with compensation arrangements in similar commodity pools.

     Neither the General Partner nor its principals devote their time exclusively to managing the Fund. The General Partner may act as commodity pool operator to other commodity pools and the principals are involved in other activities as listed above. Thus, the General Partner or its principals could have a conflict between responsibilities owed to the Fund and those owed to other pools and accounts. The General Partner believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. The General Partner may receive higher advisory fees from some of those other pools or accounts than it receives from the Fund. The General Partner will, however, manage all pools and accounts pursuing the same or a substantially similar trading and investment strategy in a substantially similar manner.

     In addition, the General Partner may find that futures positions established in one or more accounts for the benefit of the Fund, when aggregated with positions in other accounts managed by the General Partner, approach the speculative position limits in a particular commodity. The General Partner may decide to address this situation either by liquidating positions in such futures contract and reapportioning the portfolio in other contracts (or by directing the third party sub-advisors of the managed futures funds or managed futures accounts to do so) or by trading contracts in other markets which do not have restrictive limits (or by directing third party sub-advisors of the managed futures funds or managed futures accounts to do so). The General Partner will treat all affected accounts equitably, giving due consideration to differences in account size, leverage level and investment objectives. The principals of the General Partner are not prohibited from trading futures and related contracts for their own accounts, although they are not doing so as of the date of this Prospectus. Trading records for any such proprietary trading by third party sub-advisors retained by the Fund are typically not available for review by clients or investors.

     The General Partner and/or its principals will not trade for their own accounts while they are managing the Fund.

The Clearing Brokers

     The clearing brokers, and the affiliates and personnel of such entities, retained by the Fund, the managed futures funds in which it invests, or the managed futures accounts in which the Fund invests may trade futures and forward contracts for their own accounts and, in doing so, may compete with the Fund for the same positions, potentially making it more difficult for the Fund to effect transactions at favorable prices, potentially resulting in losses for the Fund. Likewise, the clearing brokers may serve as brokers for accounts in which they or an affiliate has a financial interest, for example, a pool sponsored by the clearing broker or any affiliate, which could give rise to conflicts of interest between their responsibility to the Fund, the managed futures fund, or managed futures account and to those accounts with respect to the execution of trades for such accounts and the funds or accounts in which the Fund invests, potentially resulting in losses for the Fund. However, the General Partner has no reason to believe that the clearing brokers would knowingly or deliberately favor any account over the Fund, managed futures funds, or managed futures accounts in which the Fund invests with respect to trade execution.

The Selling Agents

     The selling agents, including MA Capital Management LLC, receive substantial front-end sales loads on the sale of Class A Interests and annual selling commissions on the sale of Class C Interests. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in the Fund.

The General Partner’s Fiduciary Duty and Remedies

     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to limited partners is a developing and changing area of the law and investors or prospective investors who have questions concerning the duties of the General Partner as general partner of the Fund should consult their own professional advisors.

     If a Limited Partner believes that the General Partner has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Act”), and under United States commodities laws, to recover damages from, or require an accounting by, the General Partner. The Agreement of Limited Partnership (“Partnership Agreement”) is governed by Delaware law and any breach of the General Partner’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law. The Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law; however, the General Partner may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

CHARGES

     The following list of fees and expenses includes all compensation, fees, profits, and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner, the selling agents, the third party sub-advisors, the clearing brokers, and the affiliates of those parties may earn or receive in connection with capital contributions by investors and the ongoing operation of the Fund. Prospective investors should refer to the Break-Even Analysis for each Class beginning on page 5 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” during the first year following an investment in the Fund.

Charges to be Paid by the Fund and Each Capital Account Therein

Recipient	Nature of Payment	Amount of Payment
The General Partner	Management Fee	1/12 of 1% of the monthly net asset value of each capital account, payable in advance (a 1% annual rate).

The General Partner	Incentive Allocation	10% of each capital account’s new appreciation (described below), if any, payable on a quarterly basis.

Third Party Sub-Advisors	Management Fee	Maximum of 2% of the net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree.

Third Party Sub-Advisors	Incentive Fee
Maximum of 20% of the new appreciation (described below) on the Fund’s assets managed by such sub-advisor, if any, payable at such regular intervals as the General Partner and such sub-advisor may agree.

MA Capital Management LLC and additional selling agents	Selling Compensation
Class A: front-end sales load on each capital contribution equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load.

Class C: annual sales fee on the net asset value of an investor’s capital account equal to the following schedule: for contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution.

Class I: no selling compensation.

Clearing and Executing Futures Brokers and Forward Counterparties	Brokerage Commissions and Other Charges
Combined brokerage expenses and other charges of the Fund’s own trading program, together with those of the managed futures funds and managed futures accounts in which the Fund invests, in each case estimated to be around 1.00% of the average month-end net assets of the Fund per year.

Others	Operating and Ongoing Offering Expenses
Actual expenses, such as legal, auditing, accounting, escrow, printing, mailing, and filing costs, including fees and expenses of NAV Consulting, Inc., Mutual Shareholder Services, or other persons providing administration or transfer agent services to the Fund, together with all expenses associated with the managed futures funds in which the Fund invests, in total not expected to exceed 0.75% of average month-end net asset value of the Fund.

General Partner	Organizational and Initial Offering Costs	The Fund will reimburse the General Partner for all costs associated with the initial organization of the Fund and the offering of the Fund’s interests, which are approximately $63,000.

Management Fee

     Each capital account will pay to the General Partner a monthly management fee equal to one-twelfth (1/12) of one percent (1%) (1% annually) of the monthly net asset value of such capital account. The management fee is payable in advance. This fee will be paid to the General Partner for providing ongoing advisory services and is payable regardless of whether or not a Limited Partner’s capital account or the Fund are profitable.

     The Fund may be charged a management fee of up to two percent (2%) of the net assets of the Fund managed by a third party sub-advisor, either through a managed futures account or managed futures fund, payable to such third party sub-advisor at such regular intervals, either in arrears or in advance, as the General Partner and such third party sub-advisor may agree. Such management fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account. The General Partner estimates that approximately 90% of the Fund’s net assets may be invested with one or more managed futures funds and managed futures accounts managed by third party sub-advisors.

Incentive Allocations & Fee

     Each Limited Partner’s capital account is charged an incentive allocation equal to ten percent (10%) of such capital account’s new appreciation (if any), including realized and unrealized gains and losses, for each fiscal quarter. New appreciation is the increase in the capital account’s net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Partner’s initial capital contribution. The incentive allocation will be adjusted pro rata for capital contributions and withdrawals. If an incentive allocation payment is made by a capital account, and such capital account thereafter incurs net losses, the General Partner will retain the amount previously paid.

     As an example, assume a capital account paid an incentive allocation at the end of the first quarter of 2012 and assume that such capital account recognized gains (net of all brokerage fees, management fees, and operating and ongoing offering expenses) of $200,000 during the second quarter of 2012. The new appreciation for the quarter would be $200,000 and the General Partner’s incentive allocation would be $20,000 (0.10 X $200,000). Alternatively, assume that a capital account paid an incentive allocation at the end of the fourth quarter of 2011 but did not pay an incentive allocation at the end of the first quarter of 2012 because it had trading losses of $100,000. If the capital account recognized gains of $200,000 at the end of the second quarter of 2012, the new appreciation for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and the General Partner’s incentive allocation would be $10,000 (0.10 X $100,000).

     The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund’s assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund’s allocation of assets to such third party sub-advisor. Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account. Additionally, as incentive fees paid to third party sub-advisors do not take into account the overall net gain or loss of the Fund across all of its investments, a Limited Partner’s capital account may be assessed third party sub-advisor incentive fees at a time when the overall net asset value of the Limited Partner’s capital account has decreased (although the General Partner would not be entitled to an incentive allocation in such a situation).

Brokerage Commissions and Other Charges

     The Fund will incur brokerage commissions and other charges in executing its own trading program by the clearing and executing futures brokers and forward counterparties. Additionally, the Fund will be charged brokerage commissions and other charges in its managed futures accounts through the pursuit of the trading programs of the third party sub-advisors of such accounts. Furthermore, the Fund will indirectly be charged such commissions and other charges through the managed futures funds in which it invests. Regardless of how incurred, such brokerage fees and expenses are estimated to amount to approximately 1.00% of the average month-end net assets per year of the Fund. The Fund will directly bear all commissions and other charges in its own trading program and in its managed futures accounts; with respect to the managed futures funds in which it invests, the Fund will bear its pro rata share of all expenses, including brokerage commissions and related charges, which will negatively impact the Fund’s capital account with such managed futures funds. The Fund will not negotiate agreements with clearing and executing futures brokers and forward counterparties who handle the transactions of the managed futures funds and managed futures accounts in which the Fund invests; instead, these agreements will be entered into by third party sub-advisors on the Fund’s behalf.

Sales Compensation

     Class A Interests and Class C Interests are subject to the selling commissions described below.

   Investors in Class A Interests will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the initial net asset value of an investor’s capital account. The front-end sales load may be paid to the General Partner, MA Capital Management LLC, another selling agent, or may be split between such parties. The General Partner may waive the front-end sales load for any investor.

   Investors in Class C Interests will pay an annual sales fee on the net asset value of their capital accounts equal to the following schedule: for contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution. The annual sales fee may be paid to the General Partner, MA Capital Management LLC or another selling agent, or may be split between such parties. The General Partner may waive the annual sales fee for any investor.

   Investors in Class I Interests are not charged selling commissions.

Operating and Ongoing Offering Expenses

     Each investor will be allocated its pro rata share of the Fund’s actual operating expenses, including the costs of updating this Prospectus and increasing the total amount of Fund Interests for sale to the public, such as legal, auditing, administration, escrow, filing fees, printing, and postage costs, together with all expenses associated with the managed futures funds in which the Fund invests, in total not expected to exceed 0.75% of the average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.50% of the average month-end net assets per year of the Fund. Indirect expenses in connection with the administration of the Fund, such as salaries, rent, travel, and overhead are borne by the General Partner, not the Fund. The General Partner estimates that a maximum of $6,000 in legal fees and a maximum of $62,500 in audit fees will be charged to the Fund during its first full year of operations, subject to the 1.50% expense cap described above.

Organizational and Initial Offering Costs

    The organizational and initial offering costs of the Fund are approximately $63,000.00. All organizational and initial offering costs will be amortized in monthly increments over the first 12 months of the Fund’s operations.

Net Asset Value

     The net asset value of the Fund as of any date is (i) the sum of all cash, managed futures funds investments (as valued by the relevant third party sub-advisor or its administrator), U.S. government securities and other securities of the Fund valued at fair value, plus the fair value of all open futures, forward, option and other derivative positions maintained in the Fund’s trading program and managed futures accounts, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles in the United States under the accrual basis of accounting.

USE OF PROCEEDS

     Capital contributions from investors will be credited to the Fund’s bank and brokerage accounts and each Limited Partner’s capital account, as described below, and will be used by the Fund for the purpose of engaging in the investment program described in this Prospectus. Approximately $63,000.00 of the proceeds received from capital contributions from investors will be used to reimburse the General Partner for the Fund’s organizational and initial offering costs.

     The Fund will deposit a portion of its assets in cash or U.S. government securities in separate accounts in the name of the Fund with the clearing brokers for use as margin. The assets deposited for margin purposes with the Fund’s clearing brokers will be held in “customer segregated funds accounts” or “foreign futures and foreign options secured amount accounts,” as required by the Commodity Exchange Act and CFTC regulations. Assets held by the clearing brokers will be held in cash or in U.S. government securities and possibly other instruments approved by the CFTC for the investment of customer segregated funds.

     On an ongoing basis, the General Partner expects that the Fund will be able to earn interest on approximately forty percent (40%) of its daily net assets. All interest earned on Fund assets will accrue to the benefit of the Fund, and the General Partner will not receive any benefit from the approximately sixty percent (60%) of the Fund’s assets which do not earn interest.

     The General Partner does not expect to make any distributions of gains earned by the Fund, if any.

     The Fund will not lend any assets to any person or entity other than through permitted investments. The General Partner will not commingle the property of the Fund with the property of any other person, provided, however, that deposits with banks, futures or securities brokers, or foreign exchange and derivative dealers shall not be considered a prohibited commingling.

THE CLEARING BROKERS; THE INTRODUCING BROKER; ADMINISTRATION

The Futures Commission Merchant

     NewEdge USA LLC is a registered futures commission merchant (“FCM”) and is a member of the NFA. Its main office is located at 550 W. Jackson, Suite 500, Chicago, IL 60661, USA. In the normal course of its business, NewEdge USA LLC is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on NewEdge USA LLC.

     Neither NewEdge USA LLC nor any of its principals have been the subject of any material administrative, civil, or criminal actions within the past five years.

The Clearing Broker

     NewEdge USA LLC will also serve as one of the Fund’s clearing brokers to execute and clear the Fund’s and its managed futures accounts’ futures transactions and provide other brokerage-related services. NewEdge USA LLC may execute over-the-counter transactions with the Fund, as principal. NewEdge USA LLC is a broker-dealer registered with the CFTC and the SEC, and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). NewEdge USA LLC is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

     NewEdge USA LLC is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661, USA with branch offices in Chicago, Kansas City, New York, and San Francisco.

     Neither NewEdge USA LLC nor any of its principals has been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. Neither NewEdge USA LLC nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or given any guarantee as to the performance or any other aspect of the Fund.

The Introducing Broker

     The Fund will not have an introducing broker.

The Administrator

     NAV Consulting, Inc., a Delaware corporation  (the “Administrator”), will serve as the Fund’s administrator. Pursuant to an Administration Agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator will be responsible for, among other things: (i) journalizing investment, capital, and income and expense activities; (ii) recording futures trading activity by receiving a data file from the Fund’s clearing brokers; (iii) calculating the management fees and incentive allocations charged to each capital account, as applicable, and the front-end load fees and annual sales fees; (iv) computing the net asset value of the Fund and each capital account therein; and (v) performing all other accounting, administration, and investor services necessary in connection with the Fund and each capital account.

     The Accounting Agreement provides that the Administrator shall not be liable to the Fund or any Limited Partner for any acts or omissions in connection with the services rendered to the Fund or such Limited Partner under such agreement in the absence of gross negligence, intentional acts, or willful misconduct. In addition, the Fund has agreed to indemnify the Administrator from any and all expenses, costs, damages, or causes of action, including, but not limited to, reasonable attorney’s fees incurred by the Administrator in connection with the Administration Agreement and not resulting from the unauthorized acts of the Administrator, its employees, or agents, the negligence or willful misconduct of the Administrator in the performance of such obligations and duties, or by reason of its breach of the Administration Agreement. The Administration Agreement may be terminated by either of the parties upon not less than sixty (60) days’ written notice.

     The Administrator’s main office address is located at 2625 Butterfield Road, Suite 208W, Oak Brook, IL 60523.

DISTRIBUTIONS; WITHDRAWALS

Distributions

     The Fund is not required to make any distributions to Limited Partners. While the General Partner has the authority to make such distributions, it does not intend to do so given that Limited Partners may withdraw from the Fund as of the end of any calendar month with thirty (30) days’ prior written notice.

Withdrawals

     A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month. A request for less than a complete withdrawal that would reduce a Limited Partner’s remaining investment to less than $1,000 will be treated as a request for a complete withdrawal. Limited Partners must transmit a written withdrawal request to the General Partner or the Fund’s Administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective. The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested. Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawal of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay. No such delays have been imposed to date by any pool sponsored by the General Partner.

MA MANAGED FUTURES FUND, LP AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the Agreement of Limited Partnership (“Partnership Agreement”), a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

     MA Managed Futures Fund, LP is organized under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Act”). The Partnership Agreement provides that the Fund may establish one or more designated Classes of partnership interests. Under the Partnership Agreement, the General Partner has designated Class A, Class C, and Class I. The General Partner may designate other Classes under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner under the Act is limited to the value of his capital account with the Fund. However, Limited Partners could be required, as a matter of law, to return to the Fund any distributions or withdrawal proceeds which they received at a time when the Fund was insolvent or which was made in violation of the Partnership Agreement.

Management of Fund Affairs

     The Partnership Agreement effectively gives the General Partner, as general partner, full control over the management and operations of the Fund, as well as authority to delegate such control to one or more third party sub-advisors, and the Partnership Agreement gives no management role to the Limited Partners. The Limited Partners have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, the General Partner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the General Partner as additional general partners and retain such persons, including affiliates of the General Partner, as it deems necessary for the efficient operation of the Fund.

     Agents and Corporations, Inc. will accept service of legal process on the Fund in the State of Delaware. The General Partner has been designated as the “tax matters partner” of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Sharing of Gains and Losses

     Each Limited Partner of the Fund will have a capital account. Initially, the net asset value of a Limited Partner’s capital account will equal such Limited Partner’s initial capital contribution, less any up front selling commissions. In accordance with the Fund’s Agreement of Limited Partnership, the Limited Partner’s capital account balance will then be proportionally adjusted at least monthly to reflect additional capital contributions or withdrawals by such Limited Partner below. Each Limited Partner’s capital account will be increased or decreased monthly for its pro rata share of the Fund’s gains or losses prior to consideration of annual sales charges, General Partner management fee, or General Partner incentive allocation. Each limited partner will then be assessed its applicable annual sales charge (Class C Interests only), General Partner management fee, and General Partner incentive allocation. The Fund’s gains and losses will be calculated in accordance with GAAP, which includes trading gains and losses, interest income, other income, and operating expenses.

Federal Tax Allocations

     At year-end, the General Partner will determine the total taxable income or loss for the year attributable to the Fund. Subject to the special allocation of net capital gain or loss, the taxable gain or loss is allocated to each Partner in proportion to the net asset value of his capital account and each Partner is responsible for his share of taxable income attributable to their capital account. For net capital gain and loss, the gains and losses are first allocated to each Partner who withdrew from the Fund during the year. Net capital gain and loss is then allocated to each Partner whose tax accounts are greater or less than their capital accounts, so as to eliminate the disparity. Finally, the remaining net capital gain or loss is then allocated to each Partner in proportion to the net asset value of their capital account. Each Partner’s tax basis is increased by the taxable income allocated to them and reduced by any distributions received and losses allocated to them. Upon liquidation of the Fund, each Partner will receive their proportionate share of Fund assets.

Dispositions

     A Limited Partner may withdraw from the Fund, in whole or in part, upon thirty (30) days’ prior written notice to the General Partner. Additionally, a Limited Partner may assign his capital account to an assignee. No such assignee may become a substituted Limited Partner except with the consent of the General Partner; provided, however, that the General Partner may withhold such consent only to prevent or minimize adverse legal or tax consequences to the Fund. An assignee not admitted to the Fund as a Limited Partner will have only rights to its share of the gains and capital of the Fund and withdrawal rights. Assignees receive “carry-over” tax accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned capital account.

Dissolution and Termination of the Fund

     The Fund will be terminated and dissolved upon the happening of the earlier of: 1) the General Partner withdraws as general partner and no new general partner is appointed; 2) the continued existence of the Fund becomes unlawful, or; 3) the Fund is dissolved by operation of law.

Amendments and Meetings

     As described in Article 10 of the Partnership Agreement, the Partnership Agreement may be amended with the consent of the General Partner and the consent of a Majority in Interest of the Limited Partners, provided that the General Partner may amend the Partnership Agreement from time to time, without the consent, approval, authorization, or other action of any Limited Partner, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally; and provided further that no amendment may be adopted without the unanimous consent of the Partners to the extent it would (a) change the Fund to a general partnership or change the limited liability of the Limited Partners under the Act, or (b) terminate the Fund’s status as a partnership for federal income tax purposes.

Exculpation and Indemnification

       Neither the General Partner, nor any member, employee, agent, or other affiliate of the General Partner, nor any board or body with respect to the General Partner or the Fund (each, an “Indemnitee”) will be liable to the Fund or to any Partner for any act or omission performed or omitted by such Indemnitee in connection with the Partnership Agreement or the Fund’s business or affairs, and no such act or omission will in and of itself constitute a breach of any duty owed by any Indemnitee to the Fund or any Limited Partner thereunder or under the Delaware Revised Uniform Limited Partnership Act, provided such act or omission did not constitute a willful violation of law. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to a Partner, such Indemnitee acting under the Partnership Agreement will not be liable to the Fund or to any Partner for its good faith reliance on the provisions of the Partnership Agreement. Such provisions, to the extent they restrict or limit the duties or liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to modify such other duties and liabilities of such Indemnitee. For purposes of the Partnership Agreement, “Indemnitee” does not include other investment entities managed by the General Partner that may be considered to be Affiliates of the General Partner solely because they are managed by the General Partner.

     To the maximum extent permitted by applicable law, each Indemnitee who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (a “Proceeding”) or any appeal in such a Proceeding, by reason of such Indemnitee’s management of the affairs of the Fund, participation in such management, or rendering of advice or consultation with respect thereto, or that relate to the Fund, its business, or its affairs, will be indemnified and held harmless by the Fund, to the extent of the Fund’s assets, from and against any and all losses, claims, damages, liabilities (joint and/or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts (“Losses”) that relate to such Proceeding, except to the extent such Losses arise from actions or failures to act that are finally adjudicated by a court of competent jurisdiction to have constituted a willful violation of law by such Indemnitee. A person or entity will be entitled to the indemnification prescribed in the preceding sentence whether or not such person or entity continues or continued to be a General Partner or an employee, member, partner, agent, or Affiliate of the General Partner at the time any Proceeding commences or a loss is suffered, paid, or incurred by the Fund.

Reports to Limited Partners

     The General Partner will provide various reports and statements to the Limited Partners including: 1) a monthly unaudited income statement of the Fund’s activities; 2) annual audited financial statements, and; 3) tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns.

FEDERAL INCOME TAX ASPECTS

     The following constitutes the opinion of Malik Law Group LLC and summarizes the material federal income tax consequences to individual investors in the Fund. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Partnership Tax Status

     The General Partner believes that all of the income generated by and expected to be generated by the Fund will constitute “qualifying income” and has so advised Malik Law Group LLC. As a result, in the opinion of Malik Law Group LLC, the Fund will be classified as a partnership for federal income tax purposes and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.

Taxation of Limited Partners on Gains and Losses of the Fund

     Each Limited Partner must pay tax on his share of the annual income and gains of the Fund, if any, even if the Fund does not make any cash distributions. The Fund generally allocates its gains and losses equally to each Limited Partner’s capital account. However, a Limited Partner who withdraws from the Fund will be allocated his share of the Fund’s capital gains and losses in order that the amount of cash the Limited Partner receives for such withdrawal equals the Limited Partner’s adjusted tax basis in that part of their capital account that has been withdrawn, less any offering or syndication expenses allocated to that part of their capital account that has been withdrawn. A Limited Partner’s adjusted tax basis in that part of their capital account that has been withdrawn equals the amount originally contributed to such capital account, increased by income or gains allocated to the capital account and decreased (but not below zero) by fees, distributions, deductions, or losses allocated to the capital account.

Deduction of Losses by Limited Partners

     A Limited Partner may deduct losses only to the extent of his tax basis in his capital account. Generally, a Limited Partner’s tax basis in his capital account is the amount contributed to such capital account reduced (but not below zero) by his share of any Fund fees, distributions, losses, and expenses and increased by his share of Fund income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

     The investment activities of the Fund are not a “passive activity.” Accordingly, a Limited Partner can deduct Fund losses from taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Fund gains.

Cash Distributions and Withdrawals

     Cash received from the Fund by a Limited Partner as a distribution with respect to his capital account or in withdrawal of less than all of his capital account generally is not reportable as taxable income by a Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining capital account in the Fund held by the Limited Partner after the withdrawal. Any cash distribution by the Fund in excess of a Limited Partner’s adjusted tax basis for his capital account is taxable to him as gain from the withdrawal or transfer of such capital account. Because a Limited Partner’s tax basis in his capital account is not increased on account of his distributive share of the Fund’s income until the end of the Fund’s taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Fund’s income allocable to a Limited Partner at the end of the Fund’s taxable year would also be includable in the Limited Partner’s taxable income and would increase their tax basis in their remaining capital account as of the end of such taxable year.

     Withdrawals by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for their capital account. A Limited Partner’s adjusted tax basis for his capital account includes for this purpose their distributive share of the Fund’s income or loss for the year of such withdrawal.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

     Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a Limited Partner could still be required to pay taxes on their share of the Fund’s interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Interest Income

     Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “Tax on Capital Gains and Losses,” above.

Limited Deduction for Certain Expenses

     The General Partner does not consider the management fees and the incentive allocations, as well as other ordinary expenses of the Fund and each capital account therein, to be investment advisory expenses or other expenses of producing income. Accordingly, the General Partner intends to treat these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The Internal Revenue Service (the “IRS”) could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to them reduced accordingly.

Syndication Fees

     Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by the Fund or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitations

     Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

Unrelated Business Taxable Income

     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase Interests in the Fund with borrowed funds and that the Fund’s accounts do not utilize leverage.

Taxation of Foreign Limited Partners

     A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in the Fund should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the investment activities of the Fund will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The General Partner has advised Malik Law Group LLC of the contracts that the Fund may trade in its trading program or in its managed futures accounts. Based on a review of such contracts as of the date of this Prospectus, the General Partner has been advised by its counsel, Malik Law Group LLC, that such contracts should satisfy the safe harbor. If the contracts traded in the Fund’s trading program or its managed futures accounts in the future were not covered by the safe harbor, there is a risk that the Fund would be treated as engaged in a trade or business within the United States. In the event that the Fund were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.

     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Fund with the appropriate Form W-8.

IRS Audits of the Fund and its Limited Partners

     The IRS audits partnership-related items at the entity level rather than at the partner level. The General Partner acts as “tax matters partner” for the Fund, and has the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest, and penalties.

State and Other Taxes

     In addition to the federal income tax consequences described above, the Fund and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE FUND.

INVESTMENT BY EMPLOYEE BENEFIT PLANS

General

     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

     In general, the terms “employee benefit plan,” as defined in ERISA and “plan,” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code, and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the documents of the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING AN INTEREST IN THE FUND MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

“Plan Assets”

     The purchase of an Interest in the Fund by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to constitute assets of such Plan. A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the “25% Exception”).

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and; (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and; (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.

     The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by “benefit plan investors” (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term “benefit plan investors” includes all Plans ( i.e. , all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the Code) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.

     During such time, if any, the Fund has more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to the Fund’s Interests pursuant to the rules described above. During such time, as any, that the Publicly-Offered Security Exception does not apply to the Fund, as determined by the General Partner, the Fund intends to comply with the 25% Exception with respect to the Fund. This may require the Fund to restrict investments by benefit plan investors and to force mandatory withdrawals of existing benefit plan investors in the event that non-benefit plan investors withdraw from the Fund. Any such rejection of capital contributions or mandatory withdrawals will be effected in such manner as the General Partner, in its sole discretion, determines. In order to enable the General Partner to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.

Ineligible Purchasers

     In general, Interests in the Fund may not be purchased with the assets of a Plan if the General Partner, the administrator, any wholesaler, any additional selling agent, or any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

     Acceptance of capital contributions on behalf of Plans is in no respect a representation by the Fund, the General Partner, any selling agent, or any other party related to the Fund that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular Plan, ERISA. and current tax law.

PLAN OF DISTRIBUTION

Capital Contribution Procedure

     Interests in the Fund are offered on a “best efforts” basis without any firm underwriting commitment through selling agents registered as broker-dealers and members of FINRA including, but not limited to, MA Capital Management LLC. Capital Contributions will be accepted during the initial offering period, scheduled to end                      , 2012 but subject to extension for up to 3 month(s), and thereafter on an ongoing basis. After the initial offering period, capital contributions will be accepted as of the last business day of each calendar month. The minimum initial investment in Class A Interests and Class C Interests is $5,000 and the minimum initial investment in Class I Interests is $1,000,000. The minimum additional investment in Class A Interests, Class C Interests, and Class I Interests is $1,000.

     In order to become a Limited Partner, an investor must complete, sign, and deliver to his or her selling agent an original of the Subscription Agreement, attached hereto as Exhibit B, together with a check in the amount of the capital contribution. Checks should be made payable to “MA Managed Futures Fund, LP.” Capital contributions are required to be promptly transmitted to the Fund’s transfer agent, Mutual Shareholder Services (the “Transfer Agent”), which maintains a non-interest bearing account for the Fund. Alternatively, capital contributions may be sent by wire transfer directly to the Transfer Agent pursuant to the instructions in the Subscription Agreement. There are no fees applicable to capital contributions held in escrow pending investment in the Fund.

     Clients of certain selling agents may make capital contribution payments by authorizing their selling agent to debit their customer account for the amount of the contribution. When an investor authorizes such a debit, the investor will be required to have the amount of his or her capital contribution payment on deposit in his or her account on a settlement date specified by such selling agent. The selling agent will debit the account and transmit the debited funds directly to the Fund’s escrow account via check or wire transfer. The settlement date specified by such selling agents shall be no later than the termination of the initial offering period and, thereafter, the applicable month-end closing date.

     Investors must submit capital contribution payments at least five (5) business days prior to the applicable month-end closing date and may be accepted once payments are received and cleared. Capital contributions are final and binding on an investor as of the close of business on the fifth business day following the submission of the investor’s Subscription Agreement to the investor’s selling agent.

     The General Partner will determine, in its sole discretion, whether to accept or reject a capital contribution, in whole or in part. The General Partner will make its determination within five (5) business days of receipt of a capital contribution. The General Partner will notify investors of, and will return, rejected contributions to investors within five (5) business days following the end of the month in which the contribution was rejected, or sooner if practicable. The selling agents will confirm sales to their customers generally within five (5) business days of the month-end closing date, and investors will thereafter receive monthly account statements from the Fund. The General Partner will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement.

The Selling Agents

     Capital contributions are subject to the selling commissions described below.

     Investors in Class A Interests will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for capital contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the net asset value of an investor’s capital account. The front-end sales load may be paid to the General Partner, MA Capital Management LLC, another selling agent, or may be split between such parties. The General Partner may waive the front-end sales load for any investor.

   Investors in Class C Interests will pay an annual sales fee on the net asset value of their capital account equal to the following schedule: for capital contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution. The annual sales fee may be paid to the General Partner, MA Capital Management LLC, another selling agent, or may be split between such parties. The General Partner may waive the annual sales fee for any investor.

   Investors in Class I Interests are not charged selling commissions.

     The General Partner may retain additional selling agents to assist with marketing the Fund.

     The selling agents will determine the suitability of prospective investors in the Fund, pursuant to NASD Rule 2810, based upon information contained in the Subscription Agreement as well as documents furnished to the selling agents by their customers in opening accounts.

     No selling agent shall make an investment in the Fund on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

     The selling agents will use their best efforts to locate investors for the Fund but are not required to meet any predetermined total capital contribution amount.

     Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation of capital contributions.

Selling Agent Compensation Table

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	MA Capital Management LLC and additional selling agents
Class A: front-end sales load on each capital contribution to the Fund equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load.

Class C: annual sales fee on the net asset value of each capital account equal to the following schedule: for contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution.

Class I: no selling compensation.

CERTAIN LEGAL MATTERS

     Malik Law Group LLC, located in Atlanta, Georgia, served as legal counsel to the General Partner in connection with the preparation of this Prospectus. Malik Law Group LLC may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Malik Law Group LLC may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis. Malik Law Group LLC does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Fund’s Interests, or in respect of its ongoing operations.  Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Fund’s Interests have not been negotiated at arm’s length

     Malik Law Group’s engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or the General Partner’s) financial condition or operations with respect to which Malik Law Group LLC has not been consulted and for which Malik Law Group LLC expressly disclaims any responsibility. More specifically, Malik Law Group LLC does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures, and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Malik Law Group LLC relied upon information furnished to it by the Fund and/or the General Partner, and did not investigate or verify the accuracy and completeness of information set forth herein concerning the General Partner, the Fund’s service providers, and their respective affiliates and personnel.

EXPERTS

     The statements of financial condition of MA Managed Futures Fund, LP as of February 10, 2012, appearing elsewhere herein, have been included in reliance upon reports of Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. Arthur F. Bell, Jr. & Associates, L.L.C.’s consent to the inclusion of their report dated February 10, 2012 on the statement of financial condition of MA Management Futures Fund, LP has been included as Exhibit C to this Prospectus.

     The statement of financial condition of MA Capital Management LLC as of December 31, 2011, appearing elsewhere herein, has been included in reliance upon reports of Mark Escoffrey, P.A., and upon the authority of said firm as experts in accounting.

INDEX TO FINANCIAL STATEMENTS

PAGE
MA Managed Futures Fund, LP:

Statement of Financial Condition as of February 10, 2012	43

Notes to Statement of Financial Condition	44

Report of Independent Registered Public Accounting Firm	47

MA Capital Management LLC:

Statement of Financial Condition as of December 31, 2011 (Unaudited)	48

Notes to Statement of Financial Condition (Unaudited)	49

Independent Accountant’s Compilation Report	51

MA MANAGED FUTURES FUND, LP

STATEMENT OF FINANCIAL CONDITION

February 10, 2012
ASSETS

Cash	$3,000
Organizational and initial offering costs	63,000

Total assets	$66,000

LIABILITIES
Payable to General Partner	$63,000

CAPITAL
General Partner interest	0
Initial Limited Partner Class A interest	3,000
Total capital	3,000

$66,000

See accompanying notes

MA MANAGED FUTURES FUND, LP

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1.                      ORGANIZATION

MA Managed Futures Fund, LP (the “Fund”) was organized on October 26, 2011 under the Delaware Revised Limited Partnership Act. At this time, the only capital contributed to the Fund is the original capital contribution of $3,000 to Class A by Mr. Monty Agarwal (the “Initial Limited Partner”). Monty Agarwal is the Managing Partner of MA Capital Management LLC, the General Partner of the Fund. The amount contributed by the Initial Limited Partner is in addition to the total capital contribution amount offered pursuant to this Prospectus. Monty Agarwal will maintain an investment in the Fund of at least $3,000, but may withdraw any excess above such level in the Fund at any calendar month-end. The General Partner and the Limited Partners will share in any gains and losses of the Fund in proportion to their respective capital accounts, subject to the General Partner’s receipt of certain fees and expenses as set forth in the Fund’s Agreement of Limited Partnership. Capital contributions will be held in cash or invested in U.S. Treasury securities, commercial paper, and other cash equivalents and used to trade in futures, options, and forward markets or invested in managed futures funds and managed futures accounts which trade in futures, options, and forward markets.

Note 2.                      CAPITAL CONTRIBUTIONS

The Fund offers three classes of limited partnership interests:  Class A, Class C and Class I Interests. The front-end sales load and annual sales fee (see Note 4) differ between Classes but in all other respects, the Class A, C and I Interests will be identical and will be traded pursuant to the same trading program.

After a Limited Partner makes a capital contribution to the Fund, a capital account will be created for such Limited Partner.   In each case, the initial aggregate net asset value of a Limited Partner’s capital account will equal the dollar amount of the Limited Partner’s capital contribution less any front-end sales load (Class A Interests only).  In accordance with the Fund’s Agreement of Limited Partnership, the Limited Partner’s capital account balance will be adjusted to reflect additional capital contributions or withdrawals by such Limited Partner.  Income or loss, prior to annual sales fees and the General Partner’s incentive allocation, will be allocated monthly to the capital accounts of each Limited Partner on a pro rata basis based upon each Limited Partner’s capital account balance.  Each Limited Partner will then be assessed their applicable annual sales fees (Class C Interests only), if any, and their applicable General Partner incentive allocation.

Note 3.                      ORGANIZATIONAL AND INITIAL OFFERING COSTS

Organizational and initial offering costs will be borne by the Fund through reimbursement to the General Partner, and as of the date of this Prospectus totaled approximately $63,000.00.

Note 4.                      CHARGES TO THE FUND AND EACH CAPITAL ACCOUNT THEREIN

Upon commencement of operations, the fees and expenses applicable to the Fund and each Limited Partner’s capital account will be as follows:

General Partner Fees and Allocations

-	A management fee payable to the General Partner of 1/12 of 1% of the monthly net asset value of each capital account, payable in advance (a 1% annual rate).

-
Each Limited Partner’s capital account is also charged an incentive allocation equal to ten percent (10%) of such capital account’s new appreciation, including realized and unrealized gains and losses, for each fiscal quarter.  New appreciation is the increase in the capital account’s net asset value since the last time an incentive allocation was paid or, if no incentive allocation has been paid, since the Partner’s initial capital contribution.  The incentive allocation will be adjusted pro rata for capital contributions and withdrawals.

Note 4.                      CHARGES TO THE FUND AND EACH CAPITAL ACCOUNT THEREIN (CONTINUED)

Third Party Sub-Advisors’ Fees

-
A management fee payable to each third party sub-advisor to the Fund, equal to a maximum of 2% of the net asset value of assets managed by such sub-advisor, payable at such regular intervals, either in arrears or in advance, as the General Partner and such sub-advisor may agree. The General Partner anticipates that approximately 90% of the Fund’s net assets will be managed by third party sub-advisors to managed futures funds or managed futures accounts in which the Fund invests.

-
The Fund may also be charged an incentive fee of up to twenty percent (20%) of the new appreciation, including realized and unrealized gains and losses, attributable to the Fund’s assets managed by a third party sub-advisor on such schedule as the General Partner and such third party sub-advisor may agree. New appreciation is the increase in the net asset value of the assets managed by such third party sub-advisor since the last time an incentive fee was paid or, if no incentive fee has been paid, since the Fund’s allocation of assets to such third party sub-advisor. Such incentive fee may be paid directly out of the assets of the Fund held with such third party sub-advisor prior to being charged pro rata against each Limited Partner’s capital account.

Sales Charges

-
Investors in Class A Interests will pay a front-end sales load on each capital contribution to the Fund equal to the following schedule: for contributions of less than $50,000: 5.0%; less than $100,000 but at least $50,000: 4.0%; less than $250,000 but at least $100,000: 3.0%; less than $500,000 but at least $250,000: 2.5%; less than $750,000 but at least $500,000: 2.0%; less than $1,000,000 but at least $750,000: 1.5%; at least $1,000,000: no front-end sales load. The front-end sales load will reduce the net asset value of such investor’s capital account. The front-end sales load may be paid to the General Partner, another selling agent, or may be split between such parties.

Investors in Class C Interests will pay an annual sales fee on the net asset value of their capital account equal to the following schedule: for contributions of less than $50,000: 2.5%; less than $100,000 but at least $50,000: 2.25%; less than $250,000 but at least $100,000: 2.0%; less than $500,000 but at least $250,000: 1.5%; less than $750,000 but at least $500,000: 1.0%; less than $1,000,000 but at least $750,000: 0.5%; at least $1,000,000: no annual sales fee. The annual sales fee is charged monthly in advance and will be treated as a capital reduction. The annual sales fee may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution. The annual sales fee may be paid to the General Partner, another selling agent, or may be split between such parties. The General Partner may waive the annual sales fee for any investor.

Investors in Class I will not pay an annual sales fee or a front-end sales load.

Brokerage Commissions and Trading Fees

-
Combined futures brokerage expenses and other charges of the Fund’s trading program, together with managed futures funds and managed futures accounts in which the Fund invests, estimated to be around 1.00% of the average net assets of the Fund per year.

Operating and Ongoing Offering Expenses

-
Actual operating and ongoing offering expenses, including the costs of updating the Fund’s Prospectus, such as legal, auditing, administration, printing, and postage costs, together with the expenses of the managed futures funds in which the Fund invests, in total estimated to be 0.75% of average month-end net assets per year of the Fund. The General Partner will assume liability for operating expenses in excess of 1.50% of average month-end net assets per year of the Fund.

Note 5.                      WITHDRAWALS

A Limited Partner may withdraw from the Fund, in whole or in part, as of the end of each calendar month. A request for less than a full withdrawal that would reduce the net asset value of a remaining Limited Partner’s capital account below $1,000 will be treated as a request for withdrawal in full. Limited Partners must transmit a written withdrawal request to the General Partner or the Fund’s administrator not less than thirty (30) days prior to the end of the calendar month (or such shorter period as permitted by the General Partner) as of which such withdrawal is to be effective. The request for withdrawal must specify the dollar amount for which withdrawal is sought unless a full withdrawal is requested. Withdrawal proceeds will generally be paid within thirty (30) days after the effective date of the withdrawal. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a withdrawal date or default or delay in payments due from clearing brokers, banks, or other persons or entities, the Fund may in turn delay payment to persons requesting withdrawals of that part of the net assets of the Fund represented by the sums that are the subject of such default or delay, and withdrawing Limited Partners will be paid their pro rata portion of the withdrawal amount not subject to default or delay.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
MA Managed Futures Fund, LP

We have audited the accompanying statement of financial condition of MA Managed Futures Fund, LP as of February 10, 2012.  This financial statement is the responsibility of the General Partner.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of MA Managed Futures Fund, LP as of February 10, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
February 29, 2012

MA CAPITAL MANAGEMENT LLC

Statement of Financial Condition
December 31, 2011
 (Unaudited)
 (In U.S. Dollars)

ASSETS
Cash	$24,399
Accounts Receivable	2,500
26,899

Property & Equipment, Net	51,428

Total assets	78,327

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued expenses	$4,500
Long Term Liabilities
Line of credit	50,000

Stockholder’s Equity
Contributed capital, $1.00 par value, authorized, issued and outstanding	1,000
Additional paid-in capital	5,000
Retained earnings	17,827
23,827

Total liabilities and stockholder’s equity	$78,327

See accompanying notes and accountant’s compilation report.

LIMITED PARTNERS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

MA CAPITAL MANAGEMENT LLC

NOTES TO STATEMENT OF FINANCIAL CONDITION
December 31, 2011
(Unaudited)

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of business

MA Capital Management, LLC (the “Company”) was organized as a limited liability company in the State of Florida in May 2009.  The Company offers investment advice on global markets as well as hedge funds operating in those markets.

Accounts receivable

Accounts receivable is recorded net of an allowance for expected losses. The allowance is estimated based on historical performance and projection of trends.

Basis of Presentation

The financial statements have been prepared on an accrual basis.

Property and Equipment

Property and Equipment are stated at cost and expenditures for additions, improvements, and betterments, if material, are generally capitalized. Normal repairs and maintenance are expensed. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of income. The Company uses the straight line method to depreciate its fixed assets. The estimated useful lives of property and equipment are as follows:

Furniture and Fixtures                                           10 years

Computer equipment                                           5 years

Note 2.                      PROPERTY AND EQUIPMENT

At December 31, 2011 property and equipment consisted of the following:

Furniture and Fixtures	$25,885
Computer equipment	34,115
60,000
Less Accumulated depreciation
8,572
Property and equipment, net	$68,572

MA CAPITAL MANAGEMENT LLC

NOTES TO STATEMENT OF FINANCIAL CONDITION (CONT’D)
December 31, 2011

Note 3.                      LINE OF CREDIT

The Company has a line of credit with a commercial bank in the amount of $100,000. As of December 31, 2011 the Company had drawn down $50,000 of this line. The line of credit bears interest of 4.5% per annum and is collateralized by the personal residence of the President of the Company, Monty Agarwal.

INDEPENDENT ACCOUNTANT’S COMPILATION REPORT

To Management
MA Capital Management, LLC
Palm Beach Gardens, Florida

I have compiled the accompanying Statement of Financial Condition of MA Capital Management, LLC (a limited liability company) as of December 31, 2011.  I have not audited or reviewed the accompanying balance sheet and, accordingly, do not express an opinion or provide any assurance about whether the Statement of Financial Condition is in accordance with accounting principles generally accepted in the United State of America.

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statement.

My responsibility is to conduct the compilation in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The objective of a compilation is to assist management in presenting financial information in the form of a financial statement without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the financial statement.

/s/ MARK ESCOFFERY, P.A.

Palm Beach Gardens, Florida
February 28, 2012

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information.
 These parts are bound together and may not be distributed separately.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

STRATEGY

Investment Objective

     The primary investment objective of MA Managed Futures Fund, LP is to achieve positive returns for its investors under all market conditions, regardless of the general direction of any particular market. MA Capital Management, LLC, the general partner of the Fund, plans to achieve the Fund’s objective by utilizing its expertise in picking a portfolio of managed futures strategies and utilizing a dynamic allocation and risk management methodology.

    The General Partner is run by Mr. Monty Agarwal. Mr. Agarwal has over 15 years of experience as a trader and a hedge fund manager trading futures, options, and other derivatives. Mr. Agarwal possesses the requisite skills required to perform the necessary due diligence on managed futures strategies executed by the third party sub-advisors of the various managed futures funds and managed futures accounts to construct a superior alpha-producing portfolio. Mr. Agarwal authored the book “The Future of Hedge Fund Investing” (Wiley, ’09), which deals with this subject matter. In early 2011 this book, given its global popularity and appeal, was translated and published in Mandarin Chinese as well. MA Managed Futures Fund, LP will be managed according to the philosophies laid out in Mr. Agarwal’s book.

Investment Strategy

The General Partner’s investment strategy is based on the philosophy, “run a multi-strategy fund like a Wall Street proprietary trading desk.” The General Partner’s executive committee is composed of Mr. Agarwal and Mr. Stephan, senior traders who have amassed years of experience on Wall Street trading desks first, by trading various strategies, and second, by managing other traders who have run these strategies as well.

The strategy involves hiring the best available trading talent, either to work in-house or as external sub-advisors.  This is then complemented by a dynamic approach to diversification, leverage, and risk management.

This approach of a multi-strategy fund that is actually run by professional traders and not asset gatherers is the theme of Mr. Agarwal’s book, The Future of Hedge Fund Investing but also the core principle guiding this Fund.

The 4 core principles of the Fund’s strategy are as follows: trader selection, strategy selection, diversification, and risk management. Each are explained below in further detail:

1.      Trader Selection

    The third party sub-advisors selected by the General Partner will be judged on their educational as well as trading backgrounds.  The General Partner will strive to pick traders that possess the requisite education from the best global universities.  They would have some length of work experience in their field of expertise with a verifiable track record.  This track record would demonstrate true alpha generation in all market environments, as well as strong risk discipline based on various proprietary metrics.  The General Partner will utilize its vast experience in hiring traders at some of the largest banks in the world to ensure the success of this step.

In addition to the above requirements, when the General Partner hires external traders to manage some of the Fund’s capital, they would have to meet the following inviolable requirements (as laid out in Mr. Agarwal’s book, The Future of Hedge Fund Investing): an independent custodian; an independent auditor; independent prime brokers and futures commission merchants, and; an independent administrator responsible for calculating the net asset value of the Fund and each capital account therein.

2.       Strategy Selection

     The General Partner will select only those strategies that are at least 90% systematic by nature. In the General Partner’s experience, strategies that are systematic lend themselves to be free of human emotional intervention and their historical performance is useful in projecting an educated expectation of future possible performance.

3.      Diversification

     The General Partner classifies market movements under 3 categories: trending market, volatility shock, and a directionless, noisy market.  The General partner will diversify the portfolio of the Fund across strategies that work well in these 3 types of markets.  Some examples of such strategies that would work in the described market conditions are: trend following; mean reversion; pattern recognition; positive carry, and; arbitrage. To provide additional diversification, the General Partner will look at strategies which vary by holding period, ranging from a few seconds to a few weeks. The General Partner’s research has shown that constructing a portfolio in this manner creates true diversification. Additionally, portfolio diversification and returns will be enhanced by dynamically changing the allocation to these strategies based on the General Partner’s volatility and correlation matrices.

4.      Risk Management

     The General Partner will assess all third party sub-advisors on a multi-tiered risk level, where the General Partner looks at the sub-advisor’s position level risk, daily, monthly, and yearly maximum drawdowns, and any risk limits placed into the sub-advisor’s programs by design. Furthermore, the Fund’s portfolio will take a very dynamic approach to allocating capital across the various strategies as well as sub-advisors to ensure that the Fund may capture maximum alpha based on the prevailing market cycles. Finally, to ensure operational security of capital as well as transparency, as far as possible, the General Partner will make investments with sub-advisors through managed futures accounts to ensure complete daily transparency as well as operational control over the Fund’s capital.

The investment methods, systems, and money management techniques employed by the General Partner are proprietary and confidential. The foregoing description is general and is not intended to be complete. Despite its best efforts, there can be no assurance that the General Partner’s investment program will succeed in its stated objectives.

WHY MA MANAGED FUTURES FUND, LP?

Why A Fund Trading in Futures Products and Investing in Managed Futures Funds and Accounts?

     Futures investments are intended to generate medium to long-term capital growth and provide global portfolio diversification. A primary reason to invest in futures products, such as those to be invested in by MA Managed Futures Fund, LP, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because futures products historically have not been correlated to traditional markets, such as stocks and bonds.

Why MA Managed Futures Fund, LP?

The MA Managed Futures Fund is a multi-strategy managed futures fund which can be accessed with a low investment minimum of $5,000.  Additionally, the fact that it is managed by personnel with vast experience in trading for some of the largest banks in the world as well as managing traders makes this a unique investment alternative.

Following are some of the benefits offered by the MA Managed Futures Fund:

1.  Access with a low investment minimum:  A typical multi-strategy managed futures portfolio would require $5mm to $10mm to construct for any individual investor.  However, the Fund provides the investor with access to its managed futures portfolio with a minimum investment of $5,000 (for Class A Interests and Class C Interests).

2.  A Systematic approach to Wealth Creation:  The Fund only picks strategies that are at-least 90% systematic in nature (i.e., strategies where the buy and sell signals are generated by a well-tested and robust computer algorithm and not influenced by human emotions). In the General Partner’s opinion, this leads to a more disciplined approach to money management than decisions which can be influenced by human emotions.

3.  Leverage and Risk Management:  The General Partner’s personnel has been trading derivative instruments since 1993 across various asset classes and on global exchanges.  This, in the General Partner’s opinion, gives it an edge when it comes to striking the right balance between risk and reward when constructing and managing the Fund’s portfolio.

4.  Dynamic Allocation:  The Fund’s investment strategy involves a very dynamic approach to capital allocation.  This means that the strategies that are picked for the portfolio as well as the amount of capital allocated to these strategies will not be fixed but will vary based on changing market conditions as well as the profitability of the underlying strategies.  A dynamic approach to the markets is, in the General Partner’s opinion, the best way to provide safety and generate profits in a fast changing investment world.

5.  Experience:  The General Partner regards its experience as one of the strongest benefits offered to the investors of the MA Managed Futures Fund.  Here is a synopsis of the experience of the personnel of the General Partner:

Monty Agarwal, age 43, is the General Partner’s founder, Managing Partner, and sole owner.

Mr. Agarwal has over 14 years of experience in trading, managing traders, and risk management at Wall Street banks and hedge funds.  Monty Agarwal holds a Bachelor’s degree in Computer Science and Engineering from University of Pennsylvania (1990) and an MBA degree, with concentrations in Finance and Business Economics, from the University of Chicago, Booth School of Business (1996).
Monty Agarwal is also the author of The Future of Hedge Fund Investing: A Regulatory and Structural Solution for a Fallen Industry (Wiley & Sons, 2009).

Mr. Agarwal’s business background is listed as follows:

From January 2008 to Present:  Mr. Agarwal serves as the managing partner of MACM, which is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) and is a member of the National Futures Association (“NFA”). MACM’s NFA identification number is 0413021.  Monty Agarwal is registered as a Principal and as an Associated Member of MACM. Mr. Agarwal’s NFA identification numbers is 0333692.  Mr. Agarwal’s registrations became effective as of August 17, 2010.  Mr. Agarwal is the Chief Investment Officer of MACM, in charge of making all investment and trading decisions for MACM.

Oct. 2006 – Jan. 2008:  Mr. Agarwal was a portfolio manager at AVM, LP.  AVM is based in Boca Raton, Florida and is an investment advisor to the III Funds, which are relative value hedge funds.  Mr. Agarwal was in charge of making all investment decisions for an Asia focused relative value strategy for the III Funds.

Jan. 2003 – Sep. 2006:  Mr. Agarwal was the managing partner of Predator Capital Management, LLC based in Palm Beach Gardens, Florida.  Predator Capital Management, LLC was registered as a CPO and a CTA with the CFTC from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC’s NFA identification number is 0331466.  Monty Agarwal was registered as a Principal and as an Associated Member of the firm from 9/22/2003 to 4/30/2009. Predator Capital Management, LLC was an investment advisor to the Predator Global Master Fund, an Asia-focused relative value hedge fund.  Predator Global Master Fund was nominated as the Best New Asian Hedge Fund and Best Asian Relative Value Hedge Fund, 2005 by Eurekahedge and Terrapinn.    Mr. Agarwal was the Chief Investment Officer and in that capacity was responsible for all investment decisions at Predator Capital Management, LLC.

October 1999-December 2002:  Mr. Agarwal was the Managing Director and head of interest rate derivatives trading, Asia Pacific for BNP Paribas, Singapore. BNP Paribas is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific, while managing a group of 17 traders.

September 1998 – September 1999:  Mr. Agarwal worked as an Associate Director for Barclays Capital in Tokyo, Japan.  Barclays Capital is a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for all trading activities for the interest rate derivatives department for all of Asia Pacific.

September 1997 – August 1998:  Mr. Agarwal worked as an Associate for Bankers Trust in New York as well as in Hong Kong.  Bankers trust was a multi-national investment bank with capital market activities around the world. In this capacity, Mr. Agarwal was responsible for trading currency options across all Asian countries.

Mark Stephan, age 41 is the portfolio manager in charge of the portfolio construction for the Fund. He will be working closely with Mr. Agarwal in determining the asset allocation of the Fund and its continued monitoring.

Mr. Stephan has an extensive 15 year experience trading derivatives and managing teams of traders covering proprietary trading and book-running functions across various equity strategies.

Mr. Stephan has traded and managed equity derivative desks at Bankers Trust (1993-1998), Barclays Capital (1998-2004) and, most recently, Deutsche Bank (2004-2008). In his latest role, Mark was Managing Director, Head of Equity and Equity Derivative Trading for Deutsche Bank in Japan.

He was appointed to the Deutsche Bank Equity Derivative Global Management Committee in 2008.

Mr. Stephan holds Bachelor’s degrees in economics, finance and accounting from Wilfrid Laurier University, Canada (1993).

Historical Non-Correlated Performance

     Historically, futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up or down markets. In other words, gain or loss in the future is not necessarily dependent on economic cycles.  There can be no assurance, however, that the Fund, the managed futures funds, and the managed futures accounts in which the Fund invests will trade profitably in the futures and forward markets or not incur losses.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities and financial products, including agricultural products, metals, livestock products, government securities, currencies, and stock market indices. Options on futures contracts are also traded on commodity exchanges.

Forward Contracts

     Commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges. Banks or dealers will act as “principals” in contract transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of the foreign exchange dealer with whom the Fund and its managed futures fund  and managed futures accounts maintain assets and positions relating to their respective forward contract investments.

Swap Transactions

     The Fund or the managed futures funds and managed futures accounts in which it invests may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward, and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund or its managed futures funds or managed futures accounts may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts, and; (5) the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund and its managed futures funds and managed futures accounts trade. Also, the CFTC or a court could conclude in the future that certain, primarily agricultural, swap transactions entered into by the Fund or its managed futures funds or managed futures accounts constitute unauthorized futures or commodity option contracts. Such a conclusion could limit access to certain agricultural markets in the United States, possibly to the detriment of the Fund.

REGULATION

     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors, and clearing firms which are referred to in the futures industry as “futures commission merchants.” The General Partner is registered with the CFTC as a commodity pool operator and as a commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended, or be revoked, the General Partner would be unable to act as the Fund’s commodity pool operator. The CFTC has adopted disclosure, reporting, and recordkeeping requirements for commodity pool operators. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading or that of the managed futures funds or managed futures accounts in which it invests.

     In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.

INVESTMENT CONSIDERATIONS

Potential Advantages of Managed Futures:

     Both the futures and forward markets and funds and accounts investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

Enhanced Profit Potential

     Established managed futures funds, in which the Fund will invest, have often produced strong absolute returns and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well.  There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.

Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes

     Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed future funds may provide a valuable element of diversification to an investor’s Portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. The Fund will give its investors access to such futures products in addition to managed futures funds and managed futures accounts.  There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.

Non-Correlated Investments within the Fund

     The third party sub-advisors of the managed futures funds and managed futures accounts in which the Fund will invest may trade on more than 100 financial and commodities futures markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market.

Potential to Profit in Bull and Bear Markets

     Managed futures funds, unlike most mutual funds, which are “long only”, have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool.  There can be no assurance, however, that the General Partner or any of the Fund’s third party sub-advisors will correctly select futures positions on the Fund’s behalf or that the Fund will not incur losses.

Global Diversification within a Single Investment

     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices, and currencies in several countries around the world, as well as energy and metals. While the managed futures funds and managed futures accounts in which the Fund invests will trade across a diverse selection of global markets, an investment in the Fund is not a complete investment program but, rather, should be considered as a diversification opportunity for an overall portfolio. However, if the Fund does not invest profitably, and there can be no assurance that it will do so, the potential diversification benefits of an investment in the Fund will not be realized.

Convenience

     Through an investment in the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

     In most cases the markets to be traded by the General Partner or the managed futures funds and managed futures accounts in which the Fund invests are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, third party sub-advisors will typically select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. Investors may withdraw all or a portion of their capital accounts on a monthly basis.

Limited Liability

     Investors’ liability is limited to the amount of their investment in the Fund. Investors will not be required to contribute additional capital to the Fund.

Exhibit A

Copy Number:

For the Exclusive Use of:

Agreement of Limited Partnership

of

MA Managed Futures Fund, LP

A Delaware Limited Partnership

Minimum Initial Subscription (Class A & Class C): $5,000
Minimum Initial Subscription (Class I): $1,000,000
Minimum Additional Subscription (Class A, Class C, & Class I): $1,000

General Partner:

MA Capital Management LLC
4440 PGA Boulevard, Suite 600
Palm Beach Gardens, FL  19801

February 2012

Agreement Of Limited Partnership

Of

MA Managed Futures Fund, LP

This Agreement of Limited Partnership (the “Agreement”) is entered into as of the Initial Dealing Day, by and among (i) MA Capital Management LLC, a Florida limited liability company, as general partner (the “General Partner”), (ii) those persons who were admitted as limited partners on the Initial Dealing Day (the “Initial Limited Partners”), and (iv) all other persons and entities that hereafter become partners in accordance with this Agreement. Except where the context otherwise requires, capitalized terms used herein have the meanings given in Article 15.

Agreement

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

ARTICLE 1.	GENERAL PROVISIONS

1.1 Formation. The General Partner formed MA Managed Futures Fund, LP (the “Fund”) on October 26, 2011 as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended (the “Act”), and the parties hereby ratify and adopt all acts of the General Partner involved in such formation.

1.2 Filing of Certificates. The General Partner has prepared, filed, recorded, and published all such certificates and other documents as may be necessary or appropriate to comply with the requirements for the organization and operation of a limited partnership under the Act as in effect from time to time.

1.3 Name. The name of the Fund will be “MA Managed Futures Fund, LP,” or such other name as the General Partner from time to time may determine. Prompt notice of any change to the name will be given to the Limited Partners.

1.4 Principal Office. The Fund’s principal office will be located at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 19801, or such other place as the General Partner from time to time may determine. Prompt Notice of any change in the location of the principal office will be given to the Limited Partners. The Fund will at all times maintain an office, which need not be a place of business, in the State of Delaware.

1.5 Agent.  The Fund will continuously maintain within the State of Delaware an agent for service of process on the Fund. The initial registered agent for the Fund is Agents and Corporations, Inc., located at 1201 Orange Street, Suite 600, Wilmington, DE 19801.

1.6 Purposes. The Fund is organized for the purposes of acquiring, holding, selling, exchanging, trading in, and otherwise investing in and disposing of, directly or indirectly, various investment assets, including futures, investment vehicles investing in futures, and other investment assets as described in detail in the Fund’s Memorandum, as well as any other lawful transactions as the General Partner may determine from time to time.

1.7 Term. The term of the Fund commenced upon the limited partnership filing with the office of the Delaware Secretary of State and will continue until terminated, as set forth in Article 13.

ARTICLE 2.	CAPITAL CONTRIBUTIONS, ADMISSION OF NEW PARTNERS

2.1 Capital Contributions.

2.1.1
In General. The minimum initial investment in the Fund for Class A and Class C Interests is $5,000, the minimum initial investment in the Fund for Class I Interests is $1,000,000, and the minimum additional investment for Class A, Class C, and Class I Interests is $1,000, each subject to waiver or reduction in the sole discretion of the General Partner. All contributions of capital to the Fund will be in the form of cash and/or cash equivalents; provided that the General Partner may, in its sole discretion, consent to contributions in kind. In kind contributions will be valued, for purposes of crediting the contributing Partner’s Capital Account, in the General Partner’s discretion, but in no event higher than the value determined in accordance with Section 3.1 as of the end of the contribution date.

The General Partner may, in its sole discretion: (i) change or waive the minimum Capital Contribution requirements from time to time; (ii) otherwise modify the Fund’s policies regarding Capital Contributions; and (iii) grant exceptions to any such policies and to the procedures and requirements for admission of Limited Partners and acceptance of Capital Contributions set forth below.

2.1.2
General Partner. As of the Initial Dealing Day, the General Partner and its officers, employees, and Affiliates may make an Initial Capital Contribution to the Fund in cash or in kind as set forth in the Fund’s books and records.

2.1.3
Limited Partners’ Initial Capital Contributions. Each person admitted as a Limited Partner on any Dealing Day will contribute on, or prior to, such Dealing Day the amount of Capital Contribution set forth on such Partner’s Subscription Application, and such Capital Contribution will be deemed made on such Dealing Day and will be reflected in the books and records of the Fund.

Limited Partners must complete and execute the Fund’s Subscription Agreement, which must be received by the General Partner or the Fund’s administrator prior to Dealing Day. All investors must also make arrangements with the General Partner or the Fund’s administrator for the transmission of their Capital Contributions or in-kind Contributions for receipt by the General Partner or administrator prior to Dealing Day.

2.1.4
Additional Capital Contributions. No Limited Partner will be required and, except as provided in Section 13.4, the General Partner will not be required to make any Capital Contribution beyond such Partner’s Initial Capital Contribution. However, subject to the terms, conditions, and limitations herein, any Partner may voluntarily make additional Capital Contributions on the first Business day of each calendar month.

To make an additional Capital Contribution, Limited Partners must complete the Fund’s Additional Subscription Form, which must be received by the General Partner or the Fund’s administrator prior to Dealing Day.  All investors must also make arrangements with the General Partner or the Fund’s administrator for the transmission of their Capital Contributions or in-kind Contributions for receipt by the General Partner or administrator prior to Dealing Day.

2.1.5
Early or Late Tender of Funds. The General Partner will cause funds tendered as Capital Contributions before the applicable Dealing Day to be recorded as prepaid capital contributions. If a contributing Partner does not make the cash or other property to be contributed available to the Fund prior to the due date of such contribution, but makes such cash or property available to the Fund within a reasonable period (in the General Partner’s sole discretion) following such due date, the Fund may, in the General Partner’s sole discretion, nonetheless accept such cash or property as a Capital Contribution as of the applicable due date.

2.2 Admission of Limited Partners. Limited Partners may be admitted to the Fund as of the first Business Day of each calendar month or as of any other time, determined at the discretion of the General Partner. Such admission will not require the consent of existing Limited Partners. Each Limited Partner must, as a condition of admission to the Fund, execute and deliver such documents as the General Partner may require evidencing such Partner’s qualifications and intent to be bound by all of the terms and conditions of this Agreement.

2.3 Special Charges. If the General Partner consents to a Limited Partner’s in-kind contributions to the Fund, the Fund may, in the General Partner’s discretion, assess a special charge against such Limited Partner equal to the actual costs incurred by the Fund in connection with accepting such in-kind contributions, including the costs of liquidating such in-kind contributions or otherwise adjusting the Fund’s portfolio to accommodate such in-kind contributions. Such special charge will be assessed as of the Dealing Day on which the in-kind contributions are made.

2.4 No Interest.  No Partner will be entitled to earn interest on his or her Capital Contribution or on his or her Capital Account balance.

ARTICLE 3.	VALUE OF FUND ASSETS

3.1 Valuation of Assets. In determining the value of all assets of the Fund as of a particular date (a “Valuation Date”), the following methods will be used. If any of the price or quotation-related information referred to in this Section 3.1 is not available for a Valuation Date, the applicable information for the most recent preceding date will be used.

3.1.1
Futures Listed on an Exchange. Any futures contract that is listed on a recognized exchange will be valued at its last sale price on the Valuation Date, as recorded by the composite tape system, or, if the asset is not included in such system, at its last sale price on the Valuation Date on the principal exchange on which the asset is traded, as recorded by that exchange, or if no sale was reported on the Valuation Date through the composite quotation system or such exchange, at the mean of the highest closing “bid” price and the lowest closing “asked” price on the Valuation Date as recorded by the composite tape system or such principal exchange, as the case may be;

3.1.2
Discretion to Deviate from Market Price. Notwithstanding the foregoing, if any assets constitute a block that, in the judgment of the General Partner, could not be liquidated in a reasonable time without depressing the market for such assets unreasonably (or, in the case of a short position, could not be purchased without driving the market price up unreasonably), or are otherwise subject to significant restrictions on sale, such assets will be valued in the General Partner’s discretion, but at a unit value not in excess of the quoted market price (or in the case of a short position with a liability reflecting a unit value not less than the quoted market price) for other assets of the same class, as determined above;

3.1.3
Investments in Investment Vehicles.   All investments in investment vehicles operated by independent third party investment managers will be valued in accordance with the valuations provided by such managers or their authorized representative. In most cases, such valuations will only be available to the Fund at the end of each calendar month, fiscal quarter, and fiscal year;

3.1.4
Other Assets. All other assets will be assigned a value determined in good faith by the General Partner. The General Partner may determine, in its sole discretion, to cause the Fund to engage an independent person to value any other assets that are not subject to valuation pursuant to Sections 3.1.1 through 3.1.3 above, and may, but will not be required to, establish procedures for some or all Limited Partners to approve or be afforded the opportunity to terminate the services of or replace any such person. Any such valuations will be at the Fund’s expense.

3.2 Determinations Conclusive. The value of each asset of the Fund and the Net Asset Value of the Fund determined pursuant to this Article 3 will be conclusive and binding on all of the Partners and all parties claiming through or under them absent bad faith or manifest error on the part of the General Partner.

ARTICLE 4.	ACCOUNTS AND ALLOCATIONS

4.1 Opening Accounts. The following accounts will be established as to each Partner on the books of the Partnership as of the date on which that Partner first makes a Capital Contribution:

4.1.1	A Capital Account with an initial balance equal to such Partner’s Initial Capital Contribution to the Partnership, to be subsequently adjusted pursuant to Section 4.3 and 4.4; and

4.1.2	A Loss Carryforward Account with an initial balance of zero, to be subsequently adjusted pursuant to Section 4.6.

4.2 Tentative Share of Gains or Losses. General Gain or Loss. For each Period, the Partners’ percentage shares of Gains or Losses for purposes of tentative allocations to Capital Accounts pursuant to Section 4.4.2(a) will equal their respective Partnership Percentages at the beginning of such Period.

4.3 Special Allocations.

4.3.1
Front-End Sales Load.   Limited Partners subscribing for Class A Interests will pay a one-time front-end sales load at the time of each subscription equal to the following schedule: for total subscriptions less than $50,000: five percent (5.0%) of such subscription; for total subscriptions less than $100,000 but at least $50,000: four percent (4.0%) of such subscription; for total subscriptions less than $250,000 but at least $100,000: three percent (3.0%) of such subscription; for total subscriptions less than $500,000 but at least $250,000: two and one half percent (2.5%)of such subscription; for total subscriptions less than $750,000 but at least $500,000: two percent (2.0%) of such subscription; for total subscriptions less than $1,000,000 but at least $750,000: one and one half percent (1.5%) of such subscription; for total subscriptions of at least $1,000,000: no front-end sales load.

4.3.2
Annual Sales Fee.   Limited Partners subscribing for Class C Interests will  pay an annual sales fee, payable monthly in advance, equal to the following schedule: for total subscriptions of less than $50,000: two and one half percent (2.5%) of the Net Asset Value of their Capital Account; for total subscriptions of less than $100,000 but at least $50,000: two and one quarter percent (2.25%) of the Net Asset Value of their Capital Account; for total subscriptions of less than $250,000 but at least $100,000: two percent (2.0%) of the Net Asset Value of their Capital Account; for total subscriptions of less than $500,000 but at least $250,000: one and one half percent (1.5%) of the Net Asset Value of their Capital Account; for total subscriptions of less than $750,000 but at least $500,000: one percent (1.0%) of the Net Asset Value of their Capital Account; for total subscriptions of less than $1,000,000 but at least $750,000: one half percent (0.5%) of the Net Asset Value of their Capital Account; for total subscriptions of at least $1,000,000: no annual sales fee. The annual sales fee will be charged monthly in advance and may only be charged in connection with an initial or additional capital contribution for a maximum of twenty-four (24) months following such contribution.

4.3.3	Management Fee. The Management Fee as to each Limited Partner pursuant to Section 6.2 will be specially allocated to and assessed against that Limited Partner.

4.3.4
Withdrawal Costs. If the Partnership’s assets are liquidated or segregated in a separate account to effectuate any withdrawal pursuant to Article 5 (other than a mandatory withdrawal), the Partnership’s cost of selling or transferring such assets, in the sole discretion of the General Partner, may be specially allocated at the Effective Time of such withdrawal to the withdrawing Partner to which such withdrawal is charged, except to the extent the General Partner determines, in its sole discretion, to waive such special allocation in whole or in part.

4.3.5
Reserves. The amount of any reserve described in Section 4.11, or any increase or decrease therein, may, in the General Partner’s sole discretion, be specially allocated to those persons who were Partners at the time (as determined by the General Partner in its sole discretion) of the event giving rise to the contingent liability for which the reserve was established, in proportion to their respective Partnership Percentages, at the beginning of the Period during which such event occurred.

4.3.6
Other Special Costs. Any expenditures payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, fewer than all of the Partners, may, in the General Partner’s discretion, be charged only to those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments.

4.4 Capital Account Adjustments. The following adjustments will be made to each Partner’s Capital Account:

4.4.1	As of the beginning of each Period, such Capital Account will be:

(a)	increased by the amount of any additional Capital Contribution made by such Partner effective as of the beginning of such Period; and,

(b) decreased by

(i) the amount of any special charge assessed against such Partner as of the beginning of such Period pursuant to Section 2.3;

(ii) the amount of any withdrawal effective as of the end of the prior Period (regardless of whether a distribution on account of such withdrawal has, in fact, been made).

4.4.2	As of the end of each Period, such Capital Account will be:

(a) tentatively decreased for such Partner’s share of Losses or increased for such Partner’s share of Gains for such Period, in each case determined in accordance with Section 4.2;

(b) decreased by the amount of any dividends or distributions to such Partner during such Period; and

(c) decreased by any amount specially allocated to that Partner during such Period pursuant to Section 4.3 and any amounts reallocated to such Partner pursuant to Section 4.9.

4.4.3
Incentive Allocation Time Adjustments. If the end of any Period is an Incentive Allocation Time as to a Limited Partner, then, after the adjustments pursuant to Section 4.4.2, that Limited Partner’s Capital Account will be decreased by the amount of the Incentive Allocation, if any, as to that Limited Partner as of such Incentive Allocation Time.

4.5 Incentive Allocation.

4.5.1
Timing and Applicability. As of each Incentive Allocation Time, all Incentive Allocations will be determined as to each Limited Partner to which that Incentive Allocation Time is applicable. Each Incentive Allocation will be determined after all adjustments provided for in Section 4.6.1 to Loss Carryforward Accounts have been computed for the Period ending at the applicable Incentive Allocation Time.

4.5.2
Amount of Incentive Allocation. At any Incentive Allocation Time when the amount, if any, by which the balance in such Partner’s Loss Carryforward Account as of the applicable Incentive Allocation Time is less than zero, the Incentive Allocation as to each Limited Partner will be equal to the product of i) the Incentive Allocation Rate (as described in the next sentence) for that Limited Partner; and (ii) the amount, if any, by which the balance of such Limited Partner’s Loss Carryforward Account is less than zero; provided that if the Incentive Allocation Time is an Incentive Allocation Time solely as a result of a partial withdrawal by such Limited Partner or other distribution to such Partner, such Partner’s Loss Carryforward Account balance will be multiplied by a fraction the numerator of which is the amount withdrawn as of such Incentive Allocation Time and the denominator of which is the balance in such Limited Partner’s Capital Account immediately before giving effect to such withdrawal. The Incentive Allocation Rate for each Limited Partner will be ten percent (10%) or such other rate as such Limited Partner and the General Partner may agree in writing. Any dividends paid or distributions made to a Limited Partner during the time following the prior Incentive Allocation Time, if any, and the current Incentive Allocation Time, shall be added to such Limited Partner’s capital account for purposes of calculating the Incentive Allocation and Loss Carryforward Account.

4.5.3
Interpretation and Amendment; Restorative Allocations. The parties acknowledge and agree that the General Partner may, in its discretion, without the consent of the Partners, amend any provision of this Article 4 or take such other action to delay Incentive Allocation Times as to particular Limited Partners or to waive or delay the effectiveness of any Incentive Allocation, in each case to the extent necessary or appropriate to conform the Incentive Allocation to any applicable requirements of federal or state law.

4.6 Adjustment of Loss Carryforward Accounts.

4.6.1	End of Period. As of the end of each Period, each Limited Partner’s Loss Carryforward Account will be adjusted as follows:

(a)   increased by (i) the amount of Losses allocated to such Partner pursuant to Section 4.2 for such Period, and (ii) any amounts specially allocated pursuant to Section 4.3 to such Partner for such Period;

(b) decreased by the amount of Losses allocated to such Partner pursuant to Section 4.2 for such Period;

(c)  decreased by  any distributions made or dividends paid to such Partner.  Decreases pursuant to Section 4.6.1(b) and (c) may result in a negative Loss Carryforward Account balance.

4.6.2	Beginning of Period. As of the beginning of each Period, each Limited Partner’s Loss Carryforward Account will be increased by:

(a) an amount equal to any special charge assessed against such Partner pursuant to Section 2.3 as to any Capital Contribution made by that Limited Partner as of the beginning of such Period; and

(b) an amount equal to the product of (i) any Incentive Allocation made as to that Limited Partner as of the end of the immediately preceding Period, multiplied by (ii) a fraction the numerator of which is 100% and the denominator of which is the Incentive Allocation Rate used in calculating such Incentive Allocation.

4.6.3
Partial Withdrawal.  If any Limited Partner makes a withdrawal pursuant to Section 5.1, or receives any distribution (other than a distribution on account of a withdrawal), any positive balance in such Limited Partner’s Loss Carryforward Account (after taking into account any adjustments pursuant to Section 4.6.2, but before taking into account any adjustments pursuant to Section 4.6.1 for the applicable Period) will be reduced, as of the Effective Time of such withdrawal or other distribution, by an amount determined by multiplying (a) such positive balance by (b) a fraction, of which (i) the numerator is equal to the amount withdrawn or distributed, and (ii) the denominator is equal to the balance of such Limited Partner’s Capital Account immediately before giving effect to such withdrawal or other distribution.

4.7 Distributive Share for Tax Purposes. Items of Partnership gain or loss recognized for income tax purposes and arising from securities will be allocated among the Partners in accordance with the methods set forth in Section 1.704-3(e)(3) of the regulations promulgated under Section 704(c) of the Code. All other items of income, deduction, gain, loss, or credit that are recognized for income tax purposes will be allocated among the Partners in accordance with their respective Partnership Percentages as of the beginning of the Period to which such items are attributable. Notwithstanding the foregoing, the General Partner will specially allocate items of gain (or loss) to Partners who withdraw capital during any fiscal year in a manner designed to ensure that each withdrawing Partner is allocated gain (or loss) in an amount equal to the difference between that Partner’s Capital Account balance (or portion thereof being withdrawn) at the time of the withdrawal and the tax basis for his or her Interest at that time (or proportionate amount thereof); provided, however, that the General Partner may, without the consent of any Partner, (i) alter the allocation of any item of taxable income, gain, loss, deduction, or credit in any specific instance where the General Partner, in its sole discretion, determines such alteration to be necessary or appropriate to avoid a materially inequitable result and/or (ii) adopt such other method of allocating tax items as the General Partner determines is necessary or appropriate in order to be consistent with the spirit and intent of the regulations under Sections 704(b) and 704(c) of the Code.

4.8 Dividends and Distributions. The Partnership does not anticipate paying dividends or making irregular distributions of capital appreciations to the Partners. The amount and timing of any dividends and distributions (other than pursuant to withdrawals) will be in the sole discretion of the General Partner and any such dividends and distributions will be apportioned among the Partners and charged to their respective Capital Accounts in accordance with their respective Partnership Percentages.

4.9 Special Allocations to Persons Who Are No Longer Partners. If the application of Section 4.3.5 or Section 4.3.6 would result in any amount being allocated to a person who is no longer a Partner, such person will be obligated to pay such amount to the Partnership, upon demand by the General Partner, in cash, with interest from the date on which the General Partner determines that such charge is required, at a floating rate determined by the General Partner equal to the “reference rate” published from time to time by a bank selected in the General Partner’s sole discretion, provided that (i) in no event will a former Partner be obligated to make a payment exceeding the amount of such former Partner’s Capital Account balance as of the end of the Period during which the event giving rise to the charge occurred (as determined by the General Partner in its sole discretion); (ii) no such demand will be made more than four (4) years after such former Partner ceased to be a Partner; and (iii) the General Partner may, by agreement with a Limited Partner, on behalf of the Partnership, waive the right to recover such amounts from such Limited Partner. To the extent that the Partnership fails to collect, in full, any amount from a former Partner that would have been allocated pursuant to Section 4.3.5 or Section 4.3.6, whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the amount of the deficiency will be reallocated to the Capital Accounts of those Partners who were Partners as of the time the event giving rise to the charge occurred, in proportion to their respective Partnership Percentages at the beginning of the Period during which such event occurred.

4.10 Tax Withholding. To the extent the Partnership is required by law to withhold or make tax payments on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may cause the Partnership to withhold such amounts and make such tax payments as required. All Tax Advances made on behalf of a Partner will, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) reduce any current withdrawal being made by such Partner (or, if no such withdrawal is being made by such Partner, be treated as a distribution to such Partner as of the last day of the Period which includes the date the Tax Advance was remitted by the Partnership to the taxing authorities). Whenever the General Partner selects option (i), from the date ten (10) days after the receipt by the Partner on whose behalf the Tax Advance was made of Notice of the Tax Advance, the Tax Advance will bear interest at the highest rate permitted by law until repaid. Whenever the General Partner selects option (ii), for all other purposes of this Agreement, the Partner on whose behalf the Tax Advance was made will be treated as having received the full amount of such withdrawal, unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. Each Partner hereby agrees to promptly give the General Partner or the Partnership any true certification or affidavit that the General Partner may request in connection with this Section 4.10.

4.11 Reserves. Appropriate reserves may be created, accrued, and charged against Net Asset Value, as appropriate, for contingent liabilities (including contingent liabilities arising out of the Partnership’s obligation to indemnify the General Partner and its members, employees, agents, and Affiliates and advance expenses pursuant to Section 8.1) as of the dates the General Partner becomes aware of any such contingent liabilities. Such reserves will be in such amounts as the General Partner in its discretion deems necessary or appropriate. The General Partner may increase or reduce any such reserve from time to time in its sole discretion.

4.12 Foreign Taxes. For all purposes of this Agreement (including the allocation of foreign tax credits for federal and state income tax purposes), amounts withheld directly from the Fund on account of foreign or other taxes will be treated as if amounts had been received by the Fund on the date of withholding and distributed to the Partners on whose behalf such withholding is deemed made in a manner consistent with the allocation of dividend income. In such event, the General Partner will make such other adjustments in appropriate accounts as are consistent with this treatment.

ARTICLE 5.	WITHDRAWALS OF CAPITAL

5.1 Voluntary Withdrawals.  A Partner may withdraw capital from their Capital Account only in accordance with the following procedures and limitations and those set forth in Sections 4.4.2 and 5.4, unless the General Partner consents (which consent may be granted or withheld in its sole and absolute discretion) to a deviation from one or more of such procedures or limitations: (i) a Limited Partner may not make a withdrawal at any time other than the last day of a calendar month; and (ii) a Limited Partner must give written Notice to the General Partner at least thirty (30) days before the proposed Effective Time of a withdrawal. Any withdrawal request that would result in a Partner having a Capital Account with a Net Asset Value of less than $1,000 will be treated as a withdrawal in full.

5.2 Mandatory Withdrawals.  The General Partner may, in its discretion, cause a partial or a complete withdrawal from a Limited Partner’s Capital Account by giving forty-eight (48) hours’ Notice to the Limited Partner, if the General Partner determines or has reason to believe that: (i) such Limited Partner has transferred or attempted to transfer any portion of its Interest in violation of the provisions of Article 11; (ii) such Limited Partner’s continued ownership of its Interest may cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund or the General Partner to additional regulation under the securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization; (iii) such Limited Partner’s continued ownership of its Interest may be harmful or injurious to the business or reputation of the Fund or the General Partner, may result in the imposition of significant administrative or other burdens on the Fund or the General Partner, or may subject the Fund or any Partner to the risk of adverse tax or other fiscal consequences (including adverse consequences under ERISA); (iv) any of the representations and warranties made by such Limited Partner in connection with the acquisition of its Interest were not true when made or have ceased to be true; or (v) it is otherwise in the best interests of the Fund, as determined in the sole discretion of the General Partner, to cause such a withdrawal. In particular, if a Limited Partner is or becomes a corporation, partnership, limited liability company, trust, or other entity whose beneficial ownership of its Interest may be deemed to be beneficial ownership by the holders of outstanding securities of such Partner (a “Multiple-Owner Limited Partner”) under paragraph (1)(A) of Section 3(c) of the Investment Company Act of 1940, as amended (the “ICA”) at any time the Fund is relying on paragraph (1) of Section 3(c) of the ICA for exclusion from the definition of “investment company,” the General Partner may, in its sole discretion, cause a partial withdrawal of such Multiple-Owner Limited Partner’s Capital Account to the extent necessary to cause such Multiple-Owner Limited Partner’s beneficial ownership of its Interest to be beneficial ownership by one person, within the meaning of such paragraph, or may cause the complete withdrawal of such Multiple-Owner Limited Partner from the Fund. Similarly, if a Limited Partner becomes an “employee benefit plan investor” within the meaning of applicable rules and regulations under ERISA (an “ERISA Limited Partner”), the General Partner may in its sole discretion cause a complete or partial withdrawal of such Limited Partner to the extent necessary to prevent the Fund’s assets from being considered “plan assets” within the meaning of ERISA. In the exercise of its discretion, the General Partner may cause the partial or complete withdrawal of the Capital Account of a Multiple-Owner Limited Partner regardless of whether or not such Limited Partner was a Multiple-Owner Limited Partner or an ERISA Limited Partner at the time such Limited Partner became a Limited Partner or made any particular Capital Contribution and may cause such partial or complete withdrawal as to some Multiple-Owner Limited Partners or ERISA Limited Partner and not others. A complete withdrawal from a Limited Partner’s Capital Account mandated by the General Partner pursuant to this Section will be treated as a termination of the Limited Partner’s Interest in the Fund.

5.3 Death, Dissolution, Bankruptcy, or Legal Incapacity of a Partner.  In the event of the death, dissolution, bankruptcy, or legal incapacity of a Partner, the estate or legal representative of such Partner will succeed to the Partner’s right or duty to share in the gains or losses of the Fund and to receive distributions from the Fund.  The estate or representative may, in the sole discretion of the General Partner, be paid as of the end of the fiscal year during which the Partner died, became bankrupt, or became legally incapacitated, the value of such Partner’s capital account as of the end of such year in liquidation of the Partner’s Interest in the Fund.  Alternatively, the General Partner may, in its sole discretion, admit the estate or representative to the Fund as a Limited Partner. Notwithstanding any of the foregoing, the General Partner may, in its sole discretion, cause a partial or complete withdrawal of such Partner’s Capital Account for any of the reasons enumerated in Section 5.2, after giving forty-eight (48) hours’ Notice.

5.4 Conditions and Payment Procedures.

5.4.1	Limitations.

(a) The General Partner may, in its discretion, suspend or restrict the right of any Partner to make a partial or complete withdrawal, the calculation of the Net Asset Value of the Fund’s assets, and the payment of any withdrawal proceeds at any time when: (i) such withdrawal would result in a violation by the Fund of the securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Fund; (ii) any organized interdealer market on which a significant portion of the Fund’s assets are regularly traded or quoted is closed (other than for holidays) or trading thereon has been suspended or restricted; (iii) disposal of the assets of the Fund or other transactions involving the sale, transfer, or delivery of funds in the ordinary course of the business of the Fund are not reasonably practicable without being detrimental to the interests of withdrawing or remaining Limited Partners; (iv) there exists any state of affairs which, in the opinion of the General Partner, constitutes an emergency as a result of which liquidation by the Fund of its investment positions is not reasonably practicable or would be seriously prejudicial to the Fund and its Partners; (v) there exists any breakdown in the means of communication normally employed in determining the price or value of a significant portion of the Fund’s investments, or of current prices on any exchange, market, or clearing organization, or if for any other reason, the prices or value of a significant portion of the Fund’s investments cannot reasonably be promptly and accurately ascertained; (vi) trading in a significant portion of investments owned by the Fund is halted on any exchange, market, or clearing organization or any other act or event occurs which would make it difficult or impossible to adequately value the assets of the Fund, or, in the General Partner’s opinion, it is not reasonably practicable to value a significant portion of the Fund’s investments; (vii) the transfer of funds involved in the realization or acquisition of a significant portion of investments cannot, in the judgment of the General Partner, be effected at normal rates of exchange; (viii) it is not reasonably practicable to make an accurate and timely determination of the Net Asset Value of the Fund’s investments; (ix) any withdrawal would cause a termination of the Fund within the meaning of Section 708 of the Code; (x) any event has occurred which calls for the termination of the Fund; (xi) none of the requests for withdrawals that have been made may be lawfully satisfied by the Fund in US dollars; or (xii) the General Partner determines in consultation with its tax advisors that the withdrawal could result in the Fund being treated as a publicly traded partnership within the meaning of Section 7704 of the Code.

(b) Any such suspension shall take effect at such time as the General Partner shall declare, but not later than the close of business on the next Business Day following the declaration and thereafter there shall be no determination of the Net Asset Value until the General Partner shall declare the suspension to be at an end, except that the suspension shall terminate in any event on the first Business Day on which: (i) the condition giving rise to the suspension shall have ceased to exist; and (ii) no other condition under which any suspension is authorized under this Partnership Agreement shall exist. Each declaration by the General Partner suspending the determination of Net Asset Value shall be consistent with such official rules and regulations (if any) relating to the subject matter thereof as shall have been promulgated by any authority having jurisdiction over the Fund as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations as mentioned above, the determination of the General Partner shall be conclusive. Whenever the General Partner shall declare a suspension or reinstatement of the determination of the Net Asset Value, the General Partner shall notify Limited Partners within a maximum period of seven (7) days after the suspension or reinstatement. Following any reinstatement, the General Partner may allow any withdrawing Partners to rescind their withdrawal Notice to the extent of any portion thereof for which withdrawal proceeds have not yet been remitted or the General Partner may, in its discretion, complete any withdrawals.

5.4.2	Effective Time. Except as otherwise provided below, the Effective Time of any withdrawal will be:

(i)	if proper Notice of such withdrawal is received by the General Partner within the period specified in Section 5.1 or Section 5.3, the final Business Day of the calendar month of the withdrawal;

(ii)
if proper Notice of such withdrawal is not received by the General Partner within the period specified in Section 5.1 or Section 5.3 (unless the General Partner in its sole discretion specifies an earlier date) the final Business Day of the next succeeding calendar month, and;

(iii)	if proper Notice of such withdrawal is received by the General Partner within the period specified in Section 5.3, the final Business Day of the fiscal year of the withdrawal.

The General Partner may, in its sole discretion, cause the Fund to honor withdrawal requests received after the dates specified in Section 5.1, but the General Partner will not be obligated to do so and may decline to do so in its sole discretion. In considering whether to do so, the General Partner will take into account the impact such withdrawal could have on the Fund’s status as other than a publicly traded partnership within the meaning of Section 7704 of the Code. The Effective Time of any mandatory withdrawal pursuant to Section 5.2 will be (i) the end of the second (2nd) day following the day on which the Notice of such withdrawal is given, (ii) such later time as the General Partner may specify in such Notice, (iii) as to any Limited Partner who has died, become bankrupt, insolvent or incompetent, as of the end of the Period in which such Limited Partner died, became insolvent or incompetent, or entered bankruptcy proceedings, regardless of whether the end of such Period is earlier than the date on which the Notice of such withdrawal is given, or (iv) as to a Multiple-Owner Limited Partner, the time as of which such Limited Partner became a Multiple-Owner Limited Partner, any time as of which the General Partner determines that such Multiple-Owner Limited Partner’s ownership of its entire Interest could cause the Fund not to be excluded from the definition of an “investment company” under Section 3(c)(1) of the ICA, or such other time as the General Partner may determine, in its discretion, which time may be earlier than the date on which the Notice of such withdrawal is given.

5.4.3
Time of Payment; Partner Status. Payment of the full withdrawal amount will generally be paid within thirty (30) days of the Effective Time of a withdrawal. The Fund will pay any remaining balance or require the repayment of any overpayments, without interest, within thirty (30) days after the later of: (i) the completion of the fiscal year, or (ii) the annual audit, if any, in which a withdrawal is made. Notwithstanding that payment on account of withdrawals may be made after the Effective Time of such withdrawal, any Partner as to whom a complete withdrawal is effected pursuant to any provision of this Article 5 will not be considered a Partner for any purpose after the Effective Time of such withdrawal.

5.4.4
Manner of Payment. The Fund shall make payments in cash. Actual costs arising out of the liquidation or transfer of Interests necessary to effect any such withdrawal will be specially allocated to the withdrawing Partner in accordance with Section 4.3.4. If all or any portion of any payment is made in investment assets, the General Partner will give instructions to transfer such assets to the transfer agent for such assets on or before the due date of such payment, and such assets will be valued in accordance with Section 3.1 as of the date on which the General Partner issues such instructions. The General Partner will have discretion to manage the Fund’s assets after receipt of a Limited Partner’s withdrawal request in a manner intended to result in cash being available for distribution to such Limited Partner in connection with such withdrawal, but the General Partner will not be obligated to liquidate Fund assets if the General Partner, in its sole discretion, determines not to do so, either because such liquidation might, in the General Partner’s judgment, be detrimental to the Interests of the remaining Partners or for other reasons. The General Partner will have the discretion to segregate a portion of any assets of the Fund valued in accordance with Section 3.1 as of the Effective Time of any withdrawal equal to the amount payable to the withdrawing Partner with respect to such withdrawal. In the event the General Partner exercises its discretion to segregate Fund assets under this Section, the General Partner will also have the discretion to sell such assets for the account of such Limited Partner, in which event such Limited Partner will be entitled to the net proceeds of such sale (after payment of all expenses), which may be more or less than the amount payable to such Limited Partner as of the Effective Time of the related withdrawal, provided, however, that such Limited Partner will have the right, upon written demand, to receive a distribution of the segregated assets. Any Incentive Allocation due upon the withdrawal will be adjusted so that it is based on the Gains (if any) realized by such Limited Partner after the sale of such segregated assets.

ARTICLE 6.	EXPENSES; MANAGEMENT FEE

6.1 Expenses. The General Partner is responsible for and pays or causes to be paid its overhead expenses, including the following: office rent; furniture and fixtures; stationery; secretarial/internal administrative services; salaries; entertainment expenses; employee insurance; payroll taxes, and; its fixed expenses (telephones, general purpose office equipment, etc.). All other expenses are paid by the Fund and include: the Fund’s legal, compliance, administrator, audit, and accounting expenses (including third-party accounting services); printing and mailing expenses; government filing fees and taxes; tax preparation expenses; reporting expenses; custodial expenses; expenses incurred in the buying, selling, and holding of futures, options, and other investments (including, without limitation, markups and markdowns and interest expense); taxes; insurance; investment expenses (such as brokerage commissions, clearing and settlement charges, bank service fees, interest expenses, borrowing charges, etc.); costs and expenses of utilizing credit facilities; Organizational and Initial Offering Costs as well as ongoing offering expenses, and; extraordinary expenses (including litigation and indemnification). The Fund’s Organizational and Initial Offering Costs will be amortized over the first twelve (12) months of the Fund’s operations.

6.2 Management Fee. Each Limited Partner is obligated to pay the General Partner, as of the first Business Day of each calendar month, a Management Fee equal to the product of (i) such Limited Partner’s Management Fee Rate (as defined in this subsection), multiplied by (ii) such Limited Partner’s Capital Account balance as of the first Business Day of such calendar month, after taking into consideration the adjustments called for in Section 4.4. For each Limited Partner the monthly Management Fee will be one twelfth of one percent (1/12 of 1.0%) (approximately 1.0% on an annualized basis, assuming no Gains or Losses). The Management Fee for any calendar month will be calculated pro rata in the case of any capital contribution by a Partner which occurs on a date other than the first Business Day of a calendar month. In the event that a Limited Partner withdraws any part of its capital account during a calendar month, the Management Fee will be reimbursed pro rata. The General Partner may waive, reduce, or defer the payment of all or any portion of the Management Fee as to any Limited Partner.

ARTICLE 7.	RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

7.1 General Authority and Power. Except as otherwise provided in this Agreement, the General Partner will have exclusive management and control of the business of the Fund. In addition to the rights, powers, and authority granted elsewhere in this Agreement and by law, the General Partner will have the right, power, and authority to obligate and bind the Fund and, on behalf of and in the name of the Fund, to take any investment action of any kind and to do anything it deems necessary or advisable in pursuit of the Fund’s purposes, including, without limitation, the following:

7.1.1
To purchase, hold, sell, lend, borrow, or otherwise deal in those investment assets described in the Memorandum and to exercise all rights, powers,  privileges, and other incidents of ownership with respect thereto; and to delegate the authority to engage in such activities as to some or all of the Fund’s assets to one or more investment managers;

7.1.2	To borrow funds on behalf of the Fund and to pledge and hypothecate assets of the Fund for such loans;

7.1.3
To open, maintain, conduct, and close accounts, including accounts with banks or other custodians for Fund assets, each as selected by the General Partner, and to draw checks or other orders for the payment of money by the Fund;

7.1.4	To transact business through broker-dealers, banks, and other persons (including Affiliates of the General Partner) selected by the General Partner;

7.1.5
To employ from time to time, at the expense of the Fund, persons required for the Fund’s business, including managers of managed futures accounts or other managers to manage any asset of the Fund, accountants, attorneys, investment advisers, financial consultants, and others, regardless of whether such persons also may be employed by the General Partner or its Affiliates; to enter into and exercise on behalf of the Fund, agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, indemnities, and discharges with respect to all of the foregoing and any matter incident thereto as the General Partner may deem advisable or appropriate;

7.1.6	To engage in any transaction with the General Partner’s Affiliates;

7.1.7
To purchase, from or through others, contracts of liability, casualty, and other insurance which the General Partner deems advisable, appropriate, or convenient for the protection of the investment assets acquired by the Fund for any purpose convenient or beneficial to the Fund, including insurance policies insuring the General Partner and/or the Fund against liabilities that may arise out of the General Partner’s management of the Fund;

7.1.8	To make all tax elections required or permitted to be made by the Fund, including elections under Section 754 of the Code;

7.1.9
To file, conduct and defend legal proceedings of any form, including proceedings against Partners, and to compromise and settle any such proceedings, or any claims against any person, including claims against Partners, on whatever terms deemed appropriate by the General Partner;

7.1.10	To admit Limited Partners or additional or successor General Partners to the Fund and to remove Limited Partners;

7.1.11
To effect on behalf of the Fund any “agency cross transaction” (as contemplated in Rule 206(3)-2 under the Investment Advisers Act) through the General Partner or any Affiliate of the General Partner that is registered as a broker or dealer; provided that the authority granted in this subsection may be revoked at any time by the General Partner or by vote or consent of a Majority in Interest of the Limited Partners;

7.1.12
To waive or reduce, in whole or in part, any notice period, minimum amount requirement, or other limitation or restriction imposed on capital contributions or withdrawals of capital; waive, reduce or, by agreement with any Limited Partner, otherwise vary any fee or special allocation to the General Partner, and/or any requirement imposed on that Limited Partner by this Agreement. The General Partner will have such right, power, and authority regardless of whether such notice period, minimum amount, limitation, restriction, fee, or special allocation, or the waiver or reduction thereof, operates for the benefit of the Fund, the General Partner, or fewer than all the Limited Partners;

7.1.13
To enter into and terminate, on behalf of the Fund, investment management agreements or, in the case of a managed futures fund, limited partnership agreements or their equivalent with one or more investment managers pursuant to which such investment manager will act as an investment manager for the Fund, or a managed futures fund in which the Fund invests, and have discretion to invest the Fund’s assets, provided that such agreements may not compensate such investment managers with a management fee exceeding two percent (2.0%) per annum or a performance-based fee exceeding twenty percent (20%);

7.1.14	To amend this Agreement in accordance with Section 10.2; and

7.1.15	To engage in any kind of activity, and to perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Fund.

7.2 Exceptions. Notwithstanding anything to the contrary herein, (a) no act in contravention of this Agreement may be legally done without the consent of the General Partner and a Majority in Interest of the Limited Partners, and (b) the General Partner may not effect any transaction that constitutes an “assignment” of this Agreement in contravention of requirements under applicable law (such as the Investment Advisers Act of 1940, as amended, if applicable), requiring consents of advisory clients, unless and to the extent all consents required by such law have been obtained. For purposes of clause (b) of the preceding sentence, if any consent of the Limited Partners to such an “assignment” is deemed to be required, such consent will be considered given if Consent of a Majority in Interest of the Limited Partners is obtained in accordance with the procedures specified in this Agreement.

7.3 Right of Others to Rely on Authority of General Partner. The execution and delivery of any contract or instrument described in Section 7.1, or the taking of any action described in Section 7.1, by the General Partner will be sufficient to bind the Fund, and will not require the consent of any other Partner.

7.4 Time and Services. The General Partner and its principals, members, and employees will devote such time and services to the Fund as the General Partner deems necessary for the efficient conduct of the Fund’s business, but they will not be required to devote full time to the performance of such duties. Each Partner acknowledges that such outside activities on the part of the General Partner do not give rise to an obligation to account to any other Partner or to the Fund for any profits or other benefits derived therefrom, and that neither any Partner nor the Fund will have or be entitled to any interest in any such activity, business, or investment.

7.5 Investment Opportunities. None of the Partners or their Affiliates will have any obligation to the Fund or to any of the other Partners to make any particular investment opportunity available to the Fund or to any of the other Partners. Partners and their Affiliates may engage in whatever activities they choose (including trading for their own accounts or for the accounts of persons other than the Fund or the other Partners), regardless of whether the same are competitive with the Fund or otherwise, without having or incurring any obligation to offer any interest in such activities to the Fund or any Partners.

7.6 Multiple General Partners. If at any time the Fund has two or more general partners, the authority to act on behalf of the Fund and the Management Fee and Incentive Allocation will be allocated among such general partners in such manner as such general partners will determine among themselves.

ARTICLE 8.	EXCULPATION, INDEMNIFICATION AND LIABILITY OF GENERAL PARTNER

8.1 Exculpation and Indemnification.

8.1.1
Exculpation. Neither the General Partner, nor any member, employee, agent, or other Affiliate of the General Partner, nor any board or body with respect to the General Partner or the Fund (each, an “Indemnitee”) will be liable to the Fund or to any Partner for any act or omission performed or omitted by such Indemnitee in connection with this Agreement or the Fund’s business or affairs (including but not limited to any act or omission by any Indemnitee in connection with any activity of the character permitted in Section 7.1 and Section 7.5, regardless of whether such activity may be considered to have given rise to or involved conflicts between the interests of such Indemnitee and those of the Fund or the other Partners), and no such act or omission will in and of itself constitute a breach of any duty owed by any Indemnitee to the Fund or any Limited Partner hereunder or under the Act, provided such act or omission did not constitute a willful violation of law. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to a Partner, such Indemnitee acting under this Agreement will not be liable to the Fund or to any Partner for its good faith reliance on the provisions of this Agreement. Such provisions, to the extent they restrict or limit the duties or liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to modify such other duties and liabilities of such Indemnitee. For purposes of this Section 8.1.1, “Indemnitee” does not include other investment entities managed by the General Partner that may be considered to be Affiliates of the General Partner solely because they are managed by the General Partner.

8.1.2
Indemnification. To the maximum extent permitted by applicable law, each Indemnitee who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (a “Proceeding”) or any appeal in such a Proceeding, by reason of such Indemnitee’s management of the affairs of the Fund, participation in such management, or rendering of advice or consultation with respect thereto, or that relate to, the Fund, its business, or its affairs, will be indemnified and held harmless by the Fund, to the extent of the Fund’s assets, from and against any and all losses, claims, damages, liabilities (joint and/or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts (“Losses”) that relate to such Proceeding, except to the extent such Losses arise from actions or failures to act that are finally adjudicated by a court of competent jurisdiction to have constituted a willful violation of law by such Indemnitee. A person or entity will be entitled to the indemnification prescribed in the preceding sentence whether or not such person or entity continues or continued to be a General Partner or an employee, member, partner, agent, or Affiliate of a General Partner at the time any Proceeding commences or a Loss is suffered, paid or incurred.

8.1.3
Advance Payment. Separate and apart from its obligation to indemnify an Indemnitee pursuant to Section 8.1.2, the Fund will pay the expenses each Indemnitee incurs (or reimburse such Indemnitee for such expenses), in defending or responding to a Proceeding (including bringing and pursuing counterclaims and cross-claims), as incurred, without any determination as to the Indemnitee’s ultimate entitlement to indemnification, upon the Indemnitee’s request, regardless of whether or not the Proceeding has been disposed of, provided (a) the Indemnitee agrees in writing to repay such expenses to the extent they were incurred defending or responding to claims or allegations for which he or she or it is specifically and finally found by a court of competent jurisdiction not to be entitled to indemnification under Section 8.1.2, and (b) in such written agreement the Indemnitee states that the Proceeding relates to (i) such Indemnitee’s management of the affairs of the Fund, (ii) such Indemnitee’s participation in such management, (iii) such Indemnitee’s rendering of advice or consultation with respect thereto, (iv) the Fund, or (v) the Fund’s business or affairs.

8.1.4
Limits on Indemnification. Securities laws impose liabilities on investment advisers and others under certain circumstances and, notwithstanding anything in this section to the contrary, nothing in this Agreement will be deemed to waive or limit any right the Fund or any Partner may have under any of those laws.

8.2 Reliance on Agents. The General Partner may execute any power granted, or perform any duty imposed by, this Agreement either directly or through agents, including its Affiliates. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants selected by the General Partner. An opinion by any consultant on a matter that the General Partner believes to be within such consultant’s professional or expert competence will be full and complete protection for any action taken or omitted by the General Partner in good faith based on the opinion. The General Partner will not be responsible for the misconduct, negligence, acts, or omissions of any consultant or of any agent or employee of the Fund, or any of the General Partner’s Affiliates, except that the General Partner must use due care in selecting such persons.

8.3 Acknowledgment of Fiduciary Duty under ERISA as to Plan Assets. The General Partner will accept capital contributions from individual retirement accounts, Keogh plans, and other entities that are subject to the prohibited transaction provisions of Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or retirement plans or entities whose assets are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. To the extent and at such times as any assets of the Fund are deemed to be “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of any Limited Partner that is an employee benefit plan governed by ERISA, the General Partner would be, and hereby acknowledges that it would be considered to be, a fiduciary within the meaning of Section 3(21) of ERISA as to that Limited Partner. In such an event, or if any partner, employee, agent or Affiliate of the General Partner, is ever held to be a fiduciary of any Limited Partner, then, in accordance with Sections 405(b)(1), 405(c)(2) and 405(d) of ERISA, the fiduciary responsibilities of that person will be limited to the person’s duties in administering the business of the Fund, and the person will not be responsible for any other duties to such Limited Partner, specifically including evaluating the initial or continued appropriateness of this investment in the Fund under Section 404(a)(1) of ERISA.

ARTICLE 9.	LIABILITY AND RIGHTS OF LIMITED PARTNERS

9.1 Limited Liability. No Limited Partner will be liable for the debts, liabilities, contracts, or other obligations of the Fund, except as may be required by applicable law, including the return of distributions pursuant to Section 17-607 of the Act.

9.2 No Participation in Management. No Limited Partner may, in the capacity of a Limited Partner, take part in the management of the business of the Fund or transact any business for the Fund, nor will any Limited Partner have the power to sign for or bind the Fund in their capacity as a Limited Partner. All management responsibility and authority to act on behalf of the Fund is vested in the General Partner as provided in Section 7.1. The rights of Limited Partners to consent to specified actions are set forth in Article 10 and are limited to the rights so specified. The Limited Partners may, however, at the General Partner’s request, consult with and advise the General Partner as to the business of the Fund.

9.3 Limitations. No Limited Partner will have the right or power to: (a) bring an action for partition against the Fund; (b) cause the termination or dissolution of the Fund, except as set forth in this Agreement; or (c) demand or receive any specific property in return of such Partner’s Capital Contributions. Except as expressly provided in this Agreement, no Limited Partner will have priority over any other Limited Partner either for the return of capital, for allocations of Gains or Losses (or any items thereof), or for distributions.

ARTICLE 10.	PARTNERS’ CONSENTS; AMENDMENT OF AGREEMENT

10.1 Consent and Voting Rights of Limited Partners. The actions listed in this Article 10 and specifically identified elsewhere in this Agreement as requiring the Consent, written or otherwise, of one or more Limited Partners constitute the only Fund matters upon which Limited Partners will have a right to consent or vote in their capacities as Limited Partners, notwithstanding any provision of the Act. In particular, and without limiting the foregoing, notwithstanding anything else in this Agreement or in the Act to the contrary, Limited Partners will have no right to cause or to Consent or vote on (i) the removal of any General Partner, whether directly, by way of amendment to this Agreement, or otherwise; or (ii) except as expressly provided in Section 7.2 or Section 10.1.2, the admission or appointment of any additional or successor General Partner.

10.1.1
Actions Requiring the Consent of the General Partner and a Majority in Interest of the Limited Partners. The Consent of the General Partner (or, if there is more than one general partner, a Majority in Interest of all general partners) and of a Majority in Interest of the Limited Partners will be required for the following actions:

(a) amendments to this Agreement, but only to the extent provided in, and subject to, the provisions of, Section 10.2;

(b) actions specified in Section 7.2 as requiring the Consent of a Majority in Interest of the Limited Partners; and

(c) actions relating to a merger of the Fund and any other business entity(ies), but only to the extent such approval is required by the Act and cannot be waived by agreement among the Partners. To the extent any such requirement may be waived or modified by agreement among partners, the Partners intend to effect such a waiver and modification and to permit such a merger or other business combination upon the Consent of the General Partner without the consent of any other Partner.

10.1.2
Continuation of Fund under Certain Circumstances. The Consent of a Majority in Interest of the Limited Partners will be required to admit a successor general partner and continue the business of the Fund after any general partner ceases to be a general partner if, at the time of such cessation, there is no remaining or surviving general partner (including a successor general partner admitted to the Fund pursuant to other provisions of this Agreement).

10.2 Amendment. This Agreement may be amended only upon the Consent of the General Partner and the Consent of a Majority in Interest of the Limited Partners, provided that the General Partner may amend this Agreement from time to time, without the consent, approval, authorization, or other action of any Limited Partner, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally; and provided further that no amendment may be adopted without the unanimous Consent of the Partners to the extent it would (a) change the Fund to a general partnership or change the limited liability of the Limited Partners under the Act, or (b) terminate the Fund’s status as a partnership for federal income tax purposes. The General Partner will promptly furnish to each Limited Partner a copy of any amendment to this Agreement adopted by the General Partner pursuant to Section 10.1.

10.3 Actions by Written Consent; Consent by Silence. All actions, votes or consents required or permitted to be taken by the Partners will be taken by the written consent of Partners holding in aggregate not less than the minimum Partnership Percentages specified herein as to the particular action, vote, or consent. Notwithstanding the foregoing, for purposes of obtaining any such consent as to any matter proposed by the General Partner, the General Partner may, in the notice seeking Consent of Partners, require a response within a specified period (which will not be less than fifteen days) and failure to respond within that period will constitute a vote and Consent to approve the proposed action. Except as otherwise expressly provided in the proposal for such action, any such action will be effective immediately after the required signatures have been obtained or, if applicable, the expiration of the period within which responses were required, if such requirement was imposed and there were insufficient votes cast against such action to prevent such action from becoming effective.

10.4 Record Dates. So the Fund may determine which Partners are, and in what proportion the Partners are, entitled to consent, receive any distribution, or exercise any rights, the General Partner may fix in advance a record date that is not more than sixty days before the date on which the first written consent is given and not more than sixty (60) days before any other action is to be taken. If no record date is so fixed, the record date will be the day on which the first written consent is given or the action is taken.

ARTICLE 11.	TRANSFERS OF FUND INTERESTS

11.1 Restrictions. A Limited Partner may transfer or assign their Interests in the Fund upon thirty (30) days’ prior written notice to the General Partner. No such assignee may become a substituted Limited Partner except with the consent of the General Partner, which may be withheld in those situations described in Section 11.3, below.

11.2 Effect of Violation. Any purported Transfer in violation of this Article 11 will be null and void and will not bind or be recognized by the Fund.

11.3 Admission of Substituted Limited Partners. No Transferee of a Limited Partner’s Interest will be admitted to the Fund as a substitute Limited Partner without the consent of the General Partner; provided, however, that the General Partner may withhold such consent only to prevent or minimize adverse legal or tax consequences to the Fund.

11.4 Rights of Transferee. Until and unless a Transferee of a Limited Partner’s Interest is admitted to the Fund as a substitute Limited Partner pursuant to Section 11.3, the rights of such Transferee will be limited to such Transferee’s share of all allocations of Gains and Losses (and any items thereof) and all distributions, if any.

11.5 Effective Date of Transfer. Any Transfer of a Limited Partner’s Interest made in compliance with this Article 11 will be effective as of the close of business on the day on which all required documentation has been received and accepted by the General Partner if such day is the first day of a fiscal quarter and, if not, on the first day of the next succeeding fiscal quarter.

11.6 Allocations between Transferor and Transferee. In the case of any Transfer, the Transferee will succeed to the Capital Account of the Transferor. For purposes of allocating items pursuant to Article 4, Gains and Losses (and any items thereof) allocable in respect of that Interest will be prorated between the Transferor and the Transferee on the basis of the number of days in the Period that each was the holder of that Interest without regard to the performance of the Fund’s assets during the periods before and after the effective date of the Transfer, unless the Transferor and the Transferee agree to an allocation based on the performance of the Fund’s assets as of the effective date of the transfer (or any other method permissible under the Code) and agree to reimburse the Fund for the cost of making and reporting any such allocation.

11.7 Transfer of General Partner’s Interest. Except as otherwise provided in Section 7.2, the General Partner may Transfer all or any part of its Interest as a General Partner or in this Agreement without the Consent of any other Partner. In addition, and without limiting the foregoing, the General Partner may, from time to time, convert a portion of its Interest herein into one or more Limited Partner Interests, with all the rights specified in this Agreement for Limited Partners, and may transfer that portion to one or more other persons.

ARTICLE 12.	BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

12.1 Books and Records. Books and records of the Fund will be maintained at the principal office of the Fund or at such other office of the Fund as may be designated by the General Partner, and will be available for examination by any Partner or such Partner’s duly authorized representatives at any reasonable time. The Fund will maintain the following books and records:

12.1.1	A current list of the full name and last known business or residence address of each Partner, together with the Capital Contributions and Partnership Percentage of each such Partner;

12.1.2
A copy of the Certificate of Limited Partnership and all amendments thereto filed pursuant to Section 1.2, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

12.1.3	Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years; and

12.1.4	Copies of this Agreement and all amendments hereto.

12.2 Inspection of Records.

12.2.1
Each Limited Partner has the right, on reasonable request and subject to such reasonable standards as the General Partner may from time to time establish (including standards for determining whether the purpose for such request is reasonably related to the Limited Partner’s interest as a Limited Partner), to obtain from the General Partner for purposes reasonably related to the Limited Partner’s interest as a Limited Partner, the information set forth above in Section 12.1 as well as information regarding the status of the business and financial condition of the Fund (generally consisting of the Fund’s financial statements) and such other information regarding the affairs of the Fund as is just and reasonable in light of the purpose related to the Limited Partner’s interest as a Limited Partner for which such information is sought. The General Partner may, however, keep confidential from any Limited Partner any information the disclosure of which the General Partner in good faith believes could be harmful to the business of the Fund or is otherwise not in the best interests of the Fund, or that the Fund is required by law or agreement with a third party to keep confidential. Regardless of anything to the contrary in this Agreement or in the Act, Limited Partners will not be entitled to inspect or receive copies of the following:

(a) internal memoranda of any general partner, whether relating to Fund matters or any other matters;

(b) correspondence and memoranda of advice from attorneys or accountants for the Fund or the General Partner; or

(c) trade secrets of the Fund or the General Partner, investor information, financial statements of Limited Partners, or similar materials, documents, and correspondence.

12.3 Reports.

12.3.1
The Fund will send to each Partner, as soon as practicable after the end of each calendar year, the information necessary for the Partner to complete such Partner’s federal and state income tax or information returns (“Tax Information”). The General Partner may obtain extensions of the date on which the Fund’s income tax returns are due and will notify Limited Partners of such extension as soon as practicable after determining that it is appropriate for the Fund to obtain such extension. In such event, the Fund will provide the Limited Partners with the Tax Information at a reasonable time before the expiration of the term of such extension.

12.3.2
The General Partner will cause an annual financial report to be sent to each Partner as soon as practicable after the close of each fiscal year. The General Partner shall prepare the report aforementioned on an accrual basis in accordance with GAAP, and shall be empowered to make any changes of accounting method that it shall deem advisable. Additionally, the General Partner will provide unaudited account statements to each Limited Partner at least monthly.

12.4 Limited Rights of Access and Inspection. Notwithstanding anything in this Agreement or in the Act to the contrary, no Limited Partner is entitled to receive or to inspect any records or information other than those expressly set forth in this Article 12.

12.5 Tax Returns and Elections. The Fund’s tax or fiscal year will be the calendar year. The Fund’s accountants will be instructed to prepare and file all required income tax returns for the Fund. The General Partner will make any tax election necessary for completion of the Fund’s tax return. In the event of a distribution of property made in the manner provided in Section 734 of the Code, or in the event of a transfer of any Interest permitted by this Agreement made in the manner provided in Section 743 of the Code, the General Partner, on behalf of the Fund, may file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Regulations promulgated thereunder.

12.6 Tax Matters Partner. The General Partner will be the Tax Matters Partner for purposes of Sections 6221 et seq. of the Code, and will have all the authority granted by the Code to the Tax Matters Partner, including the authority, without the Consent of any other Partner, to do all of the following:

12.6.1	Enter into a settlement agreement with the Internal Revenue Service that purports to bind the other Partners;

12.6.2	File a petition as contemplated in Section 6226(a) or Section 6228 of the Code;

12.6.3	Intervene in any action as contemplated in Section 6226(b)(5) of the Code;

12.6.4	File any request contemplated in Section 6227(b) of the Code; or

12.6.5	Enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

12.7 Fund Assets. The assets of the Fund will be deposited in such financial institutions as the General Partner determines, and withdrawals will be made only in the regular course of Fund business on such signature or signatures as the General Partner determines, and subject to such procedures to which the General Partner may agree on behalf of the Fund with the custodian(s) of the Fund’s assets.  No funds of the General Partner will in any way be commingled with such Fund assets.

ARTICLE 13.	DISSOLUTION

13.1 Events of Dissolution. The Fund will be dissolved and its affairs will be wound up upon the earlier to occur of the following times or events:

13.1.1	The election of the General Partner to dissolve the Fund upon giving thirty (30) days’ notice;

13.1.2
The cessation of the sole remaining General Partner’s status as General Partner, including by (i) the occurrence of an Event of Bankruptcy with respect to such Partner, (ii) if such Partner is an individual, such individual’s death or adjudicated incompetence, or (iii) if such Partner is a corporation, partnership, limited liability company, or other entity, the dissolution of such corporation, partnership, limited liability company or other entity, provided that no such cessation will cause the Fund’s dissolution if the Limited Partners appoint a successor general partner and elect to continue the Fund’s business as contemplated in Section 10.1.2;

13.1.3	Any other event that applicable law specifies must operate as an event causing the dissolution of a limited partnership notwithstanding any provision to the contrary in this Agreement.

13.2 Winding Up. Upon dissolution of the Fund, the General Partner will take full account of the Fund’s liabilities and assets and the Fund’s property will be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds from the liquidation of the Fund’s property will be applied and distributed in the following order:

13.2.1	First, to the payment and discharge of all of the Fund’s debts and liabilities (other than those to the Partners), including the establishment of any necessary reserves;

13.2.2	Second, to the payment of any debts and liabilities to the Partners;

13.2.3
The balance, if any, to each Partner having a positive balance in his or her Capital Account (after giving effect to all contributions, distributions, and allocations for all Periods, including the Period during which such dissolution occurs) in the proportion that the positive balance in such Partner’s Capital Account bears to the sum of all Capital Accounts having positive balances. To the extent reasonable, each asset distributed in kind will be distributed proportionately among the Partners.

13.3 Timing of Liquidation Distributions. Distributions in liquidation will be made by the end of the taxable fiscal year in which the liquidation occurs or, if later, within ninety (90) days of the liquidating event and will otherwise comply with Section 1.704-1(b) of the regulations promulgated under Section 704 of the Code.

13.4 Restoration of Deficit Capital Account Balances. If upon liquidation of the Fund, any general partner has a deficit balance in its Capital Account (after taking into account all Capital Account adjustments for the Fund’s taxable fiscal year in which the liquidation occurs), such General Partner will contribute cash or securities to the Fund by the end of such taxable fiscal year (or, if later, within ninety (90) days after the date of such liquidation) in an amount equal to such deficit Capital Account balance. If any Limited Partner has a deficit balance in such Partner’s Capital Account (after taking into account all Capital Account adjustments for the Fund’s taxable fiscal year in which the liquidation occurs), such Limited Partner will have no obligation to make any contribution to the capital of the Fund with respect to such deficit, and such deficit will not be considered a debt owed to the Fund or to any other person for any purpose whatsoever.

13.5 Authority to Wind Up. The General Partner may, from time to time, cause the Fund to enter into (and modify and terminate), agreements with such person(s) as the General Partner may from time to time select, authorizing such person(s) (a “Liquidating Agent”) to wind up the Fund’s affairs in the event that the Fund is subsequently dissolved by reason of the General Partner’s cessation as a general partner as provided in Section 13.1.2; provided that the total compensation the Fund may become obligated to pay to such Liquidating Agent(s) during such winding up period will not exceed 0.375% per month (1.5% per annum) of the Net Asset Value of the Fund, assessed as of the first day of each such month. If no such agreement has been entered into, or is in effect, as of the time of any such dissolution, then the person designated by court decree or by a Majority in Interest of the Limited Partners will wind up the affairs of the Fund and will be entitled to compensation as approved by the court or by the Consent of a Majority in Interest of the Limited Partners.

ARTICLE 14.	MISCELLANEOUS PROVISIONS

14.1 Representations and Warranties of Limited Partners. Each Limited Partner represents and warrants to the Fund and each General Partner that:

14.1.1
The information provided and the representations, warranties, acknowledgements, and agreements made and given in the Subscription Applications relating to such Limited Partner’s offer to purchase an Interest are true and correct and constitute a part of this Agreement as if fully set forth herein; and

14.1.2
Such Limited Partner is aware that, because allocations pursuant to Section 4.7 have the effect of allocating to the Partners tax benefits and tax burdens, the timing of particular allocations and the character (e.g., capital gain or loss versus ordinary income or loss; short-term capital gain or loss versus long term capital gain or loss) of items allocated will have a direct financial impact on such Partner and such Partner’s after-tax economic return.

14.2 Representations and Warranties of Private Investment Companies. Each Limited Partner that is an entity that would be an “investment company” under the ICA but for an exclusion under either Section 3(c)(1) or Section 3(c)(7) of the ICA has advised the General Partner of the number of persons that constitute “beneficial owners of such Limited Partner’s outstanding securities (other than short-term paper)” within the meaning of clause (A) of subsection 3(c)(1) of the ICA, and will advise the General Partner promptly upon any change in that number.

14.3 Appointment of the General Partner as Attorney-in-Fact.

14.3.1
Each Limited Partner, including each substituted Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(a) all certificates and other instruments, and any amendment thereof, that the General Partner deems appropriate in order to form, qualify, or continue the Fund as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the jurisdiction in which the Fund may conduct business or in which such formation, qualification, or continuation is, in the discretion of the General Partner, necessary to protect the limited liability of the Limited Partner;

(b) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Fund in accordance with the terms of this Agreement;

(c) all conveyances and other instruments the General Partner deems appropriate to reflect the dissolution and termination of the Fund; and

(d) with respect to each Partner, any and all documents necessary to convey such Partner’s Interest in the Fund to any Transferee thereof and thereby to withdraw such Partner from the Fund and admit any substitute Partner to the Fund.

14.3.2
The appointment by all Partners of the General Partner as attorney-in-fact will be deemed to create a power coupled with an interest, in recognition of the fact that the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by the General Partner on behalf of the Fund, and will survive any Event of Bankruptcy, death, adjudication of incompetence, or dissolution of any person giving such power, and the Transfer of all or any part of the Interest of such person; provided, however, that in the event of a Transfer, the foregoing power of attorney will survive such Transfer only until such time as the Transferee will have been admitted to the Fund as a substituted Partner and all required documents and instruments will have been duly executed, filed, and recorded to effect such substitution.

14.4 Counterparts. This Agreement may be executed in several counterparts, and as executed will constitute one agreement, binding on all of the parties hereto.

14.5 Successors and Assigns. Except as otherwise provided herein, the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the successors and assigns of the parties hereto.

14.6 Notices. All Notices required or permitted under this Agreement will be given to the Partner entitled thereto by personal service or by mail to the address maintained by the Fund for such person. Any Notice sent by certified or registered mail to the address so maintained will be deemed received within three days after mailing.

14.7 Benefits. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the parties hereto and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any person not a party hereto.

14.8 Severability. If any covenant, condition, term or provision of this Agreement is illegal or if the application thereof to any person is judicially determined to be invalid or unenforceable to any extent, then the remainder of this Agreement, or the application of such covenant, condition, term or provision to persons or in circumstances other than those held invalid or enforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

14.9 Complete Agreement. This Agreement together with the Subscription Applications and any supplemental Subscription Applications executed and delivered by Limited Partners in connection with their Capital Contributions, constitute the complete agreement among the parties concerning the subject matter hereof.

14.10 Governing Law. This Agreement will be governed by and interpreted under the laws of the State of Delaware applicable to contracts entered into and performed entirely within the State of Delaware; provided that United States Federal law, including the Federal Arbitration Act, will apply to Section 14.12.

14.11 Gender, Number, and Headings. As used in this Agreement, the masculine gender will include the feminine and neuter, and vice versa, as the context so requires; and the singular number will include the plural, and vice versa, as the context so requires. As used in this Agreement, Article and Section headings are for the convenience of reference only and will not be used to modify, interpret, limit, expand or construe the terms of this Agreement.

14.12 Arbitration. Except for actions to determine whether Losses (as that term is defined in Section 8.1.2) for which the General Partner or any of its members, employees, agents, or Affiliates seeks indemnification under Section 8.1.2 arose out of actions or failures to act that constituted a willful violation of law by the purported Indemnitee and for which such indemnification therefore is not available, any controversy between or among any of the Partners or between any Partner and the Fund involving the Fund, this Agreement, or any subscription by any Limited Partner for Interests in the Fund will be submitted to arbitration on the request of any party to any such controversy in the county, state, and/or country in which the General Partner maintains its principal office at the time the request for such arbitration is made or, if there is more than one General Partner, the county, state, and/or country in which the general partners with a majority in interest of the general partner interests maintain their principal offices at such time; (save where the American Arbitration Association (“AAA”) is not applicable in the General Partners principal place of business, then any dispute arising out of or in connection with this Agreement shall be referred to an arbitrator in accordance with the arbitration laws of that applicable jurisdiction.) The arbitration will comply with and be governed by the provisions of the commercial arbitration rules of the AAA and no party to any such controversy will be entitled to any punitive damages; (save where the AAA is not applicable in the General Partners principal place of business, then any dispute arising out of or in connection with this Agreement shall be referred to an arbitrator in accordance with the arbitration laws of that applicable jurisdiction). Notwithstanding such rules, no arbitration proceeding brought against the Fund or the General Partner will be consolidated with any other arbitration proceeding brought against the Fund or the General Partner without the Fund’s and the General Partner’s consent. Judgment may be entered upon any award granted in any such arbitration in any court of competent jurisdiction in the county, state and/or country in which the General Partner maintains its principal office at the time the award is rendered (or, if there is more than one General Partner, the county, state and/or country in which the general partners with a majority in interest of the general partner interests maintain their principal offices at such time). By signing this Agreement, each Partner agrees to waive their right to seek remedies in court, including any right to a jury trial; provided, however, that nothing in this paragraph will constitute a waiver of any right a party to this Agreement may have to choose a judicial forum to the extent such a waiver would violate applicable law.

14.13 Covenant to Sign Documents. Each Partner will execute, with acknowledgement or affidavit if required, all documents and writings reasonably necessary or expedient in the creation of the Fund and the achievement of its purpose, including certifications in accordance with the requirements of Code Section 1446 regarding withholding taxes on foreign persons.

14.14 No Waiver. A Partner’s failure to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, will not constitute a waiver of the breach or the remedy.

14.15 Group Ownership of Limited Partnership Interests. An Interest may be held jointly by husband and wife as community property, or by husband and wife or by unrelated persons as joint tenants or tenants in common, as shown on the signature page of the applicable Subscription Application or in the Fund’s books and records. In any multiple ownership case, the Fund and each General Partner will be entitled to consider any Notice, vote, check, or similar document signed by any one of the persons in the ownership group to bind all persons in the group.

ARTICLE 15.	DEFINITIONS

The following terms used in this Agreement will have the meanings set forth below, unless the context otherwise requires:

15.1	Act. The Delaware Revised Uniform Limited Partnership Act, as amended.

15.2 Affiliate.    As to a specified person, (a) any person who directly or indirectly owns, controls, or holds with power to vote, 10% or more of any class of equity securities of such specified person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person; or (d) any officer, director, or general partner of, or any person who serves in a similar capacity as to, such specified person, or of which such specified person is an executive officer, director or general partner, or as to which such specified person serves in a similar capacity.

15.3 Agreement. This Agreement of Limited Partnership, as it may be amended from time to time.

15.4 Business Day.    Any non-weekend day that is not a legal holiday in the United States.

15.5 Capital Account.    The account established for each Partner as provided in Section 4.1, including such adjustments as may from time to time be made to such account in accordance with the provisions of this Agreement.

15.6 Capital Contribution. As to any Partner any amount contributed to, or for the benefit of, the Fund by such Partner pursuant to Section 2.1.

15.7 Code.    The Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law).

15.8 Consent.    Either (a) the written consent of Partners (including given by silence as provided in Section 10.3) required or permitted to be given pursuant to this Agreement or applicable law, or (b) the act of granting any such written consent, as the context may require. Except as expressly provided otherwise in this Agreement, “Consent of the Limited Partners” refers to the Consent of a Majority in Interest of the Limited Partners.

15.9 Dealing Day.    The Initial Dealing Day or the day on which any Capital Contribution is deemed made pursuant to Section 2.1.

15.10 Effective Time.    The date on which withdrawals are deemed effective pursuant to Section 5.4.2.

15.11 Event of Bankruptcy.    As to any person, (a) the entry of a decree or order for relief by a court having jurisdiction as to such person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency law, or the appointment of a receiver, assignee, or trustee of such person or for any substantial part of such person’s property, or the issuance of an order for the winding-up or liquidation of such person’s affairs and the continuance of any such decree or order unstated and in effect for a period of 90 consecutive days, or (b) the commencement by such person of a voluntary proceeding seeking any decree, order or appointment referred to in clause (a) or the consent by such person to any such decree, order or appointment.

15.12	Fund. MA Managed Futures Fund, LP, a Delaware limited partnership.

15.13 GAAP.    United States Generally Accepted Accounting Principles.

15.14 Gains and Losses.    For any Period, the gains (Gains) or losses (Losses) determined in accordance with GAAP.

15.15 General Partner.    MA Capital Management LLC, a Florida limited liability company, and any person who is admitted to the Fund as an additional or substitute or successor general partner in accordance with this Agreement.

15.16 ICA.    The Investment Company Act of 1940, as amended.

15.17 Incentive Allocation.    For any Period ending on an Incentive Allocation Time and for each Limited Partner to which it applies, the amount determined in accordance with Section 4.5, resulting in negative adjustments to such Limited Partner’s Capital Account pursuant to Section 4.4.3.

15.18 Incentive Allocation Rate.    For each Limited Partner as of each Incentive Allocation Time the amounts specified in Section 4.5.2.

15.19 Incentive Allocation Time.    For each Limited Partner, (i) the final day of each fiscal quarter; (ii) the Effective Time of any voluntary or mandatory withdrawal by or as to a Limited Partner; and (iii) the date of dissolution and/or termination of the Fund under Article 13.

15.20 Initial Capital Contribution.    As to any Partner, the amount of such Partner’s first Capital Contribution to the Fund.

15.21 Initial Dealing Day.    The date on which the Initial Limited Partners are admitted to the Fund.

15.22 Initial Limited Partners.    The first Limited Partners who are admitted to the Fund.

15.23 Interest.    The entire ownership interest of a Partner in the Fund at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement.

15.24 Limited Partner.    Each person who is admitted to the Fund as a limited partner in accordance with the terms of this Agreement at all times prior to the complete withdrawal of such person as a limited partner in the Fund.

15.25 Loss Carryforward Account.   The account established for each Partner as provided in Section 4.1.2.

15.26 Management Fee.  The monthly fee described in Section 6.2 and resulting in negative adjustments to such Limited Partner’s Capital Account pursuant to Section 4.3.3.

15.27 Majority in Interest of the Limited Partners.    That number of Limited Partners whose Interests represent more than 50% of the aggregate Partnership Percentages of all Limited Partners.

15.28 Mark-to-Market Event.    The end of any of the following days: the day immediately preceding any Dealing Day; the final day of each calendar month; the final day of each fiscal quarter, the final day of each fiscal year; the day on which the Effective Time of any withdrawal by a Partner under Article 5 occurs; and the date of dissolution and/or termination of the Fund under Article 13.

15.29 Memorandum.   The Fund’s Confidential Private Placement Memorandum.

15.30 Multiple-Owner Limited Partner.    A Limited Partner described in Section 5.2.

15.31 Net Asset Value.    As of any measurement time, the value of the Fund’s assets determined in accordance with Section 3.1, less the amount of the Fund’s liabilities, all calculated in accordance with GAAP, as determined by the General Partner. In determining Net Asset Value, no value will be placed on the Fund’s office records, statistical data, goodwill or name, or on any similar intangible asset not normally reflected on the Fund’s accounting records. Net Asset Value does not include any assets that have been delivered to the Fund for contribution to the capital of the Fund prior to the effective date of the contribution. Similarly, Net Asset Value will include all amounts deemed by the General Partner to have been contributed as of the applicable due date pursuant to Section 2.1.5, regardless of when actually received by the Fund.

15.32 Notification or Notice.    A writing containing the information required by this Agreement to be communicated to any person, sent or delivered in accordance with Section 14.6; provided, however, that any communication containing such information sent to such Person and actually received by such Person will constitute Notification or Notice for all purposes of this Agreement.

15.33 Organizational and Initial Offering Costs.    All expenses incurred in connection with the formation of the Fund and the offer and sale of Interests, including fees for legal, accounting, investment banking, and consulting services.

15.34 Partner.    The General Partner or any Limited Partner.

15.35 Partnership Percentage.    For each Partner the proportion, expressed as a percentage, that the amount of such Partner’s Capital Account balance bears as of the beginning of any Period to the total of all Partners’ Capital Account balances as of the beginning of such Period (after giving effect to the adjustments provided in Section 4.4.1).

15.36 Period.    (i) as to the first Period, the interval beginning on the effective date of this Agreement and ending on the next succeeding Mark-to-Market Event, and (ii) as to each succeeding Period, each interval beginning immediately after a Mark-to-Market Event and ending at the time of the next succeeding Mark-to-Market Event.

15.37 Person.    An individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or a government or political subdivision thereof.

15.38 Securities Act.    The Securities Act of 1933, as amended.

15.39 Subscription Application.    Each form of agreement by which any Limited Partner agrees to subscribe for and purchase an Interest, including any questionnaire used by the Fund or the General Partner to elicit information from that Limited Partner in connection with that subscription and purchase, as such agreement and any such questionnaire may be amended or supplemented from time to time.

15.40 Tax Matters Partner.    The General Partner in the capacity described in Section 12.6.

15.41 Transfer of an Interest.    A sale, assignment, exchange, transfer, or pledge or other encumbrance of an Interest.

15.42 Transferee.     The recipient of a Transfer of an Interest, including a pledgee or holder of a security interest in an Interest.

15.43 Transferor.    A Limited Partner who Transfers an Interest pursuant to Article 11.

IN WITNESS WHEREOF, this Agreement is executed by and has become effective (i) as to the General Partner and the Initial Limited Partners, as of the Initial Dealing Day and (ii) as to the other Limited Partners, as of the date their subscriptions for Interests are accepted by the General Partner, as reflected in the applicable Subscription Applications.

GENERAL PARTNER:                                                                                                                             LIMITED PARTNER:

MA Capital Management LLC
a Florida Limited Liability Company

______________________________	______________________________
Signature	Signature

Name: Monty Agarwal	______________________________
Title: Managing Partner	Print Name

Exhibit B

MA MANAGED FUTURES FUND, LP
SUBSCRIPTION INFORMATION

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of MA Managed Futures Fund, LP (the “Fund”), as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

1.	REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the General Partner and the Fund as follows:

(1)
I (we) satisfy one of the following financial standards outlined below for subscription in the Fund. I (we) am (are) not acting on behalf of a Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (B) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in the Fund. If I (we) am (are) acting on behalf of a Plan that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets and, if I (we) am (are) a participant in such a Plan, it meets the net worth and gross income requirement in (A) or (B) above, and not more than 10% of my net worth is invested in the Fund. If I (we) am (are) acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in the Fund does not exceed 10% of the assets of such Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under “State Suitability Requirements”, I (we) meet the more restrictive or additional suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Fund.

(2)
The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Fund as a Limited Partner, I (we) will immediately furnish such revised or corrected information to the General Partner. I (we) will furnish the General Partner with such other documents as it may request to evaluate this subscription.

(3)	If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4)
If I (we) am (are) a trust or custodian under a Benefit Plan Investor (or otherwise is an entity which holds plan assets), none of the Managing Partner, General Partner, any third party sub-advisors, any selling agent, or clearing broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to subscribe to the Fund; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the trust. The purchase, holding and disposition of Interests in the Fund will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(5)
To my (our) best knowledge, I (we) am (are) independent of the Fund and any of the parties identified in paragraph 4 above and the decision to invest in the Fund was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6)
I (we) have received a Prospectus of the Fund which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document, which I (we) consented to receive in electronic form, including in the form of a CD-Rom; or, at my (our) election, in hard-copy, printed form.

(7)	I (we) am (are) subscribing to the Fund for our own account.

(8)	If trading for the Fund has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9)	I (we) represent that all of the information which I (we) has (have) provided to the Fund in connection with this Subscription Agreement and Power of Attorney is true and correct.

(10)	I (we) agree to provide any information deemed necessary by the Fund to comply with its anti-money laundering program and related responsibilities from time to time. B-1

(11)
I (we) represent that I (we) and each beneficial owner of me (us), am (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(12)
I (we) represent that I (we) am (are) not, and no beneficial owner of me (us) is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

(13)	I (we) represent that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(14)
I (we) am (are) acquiring the Interests in the Fund for which I (we) have subscribed for my (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such investment or, if I (we) am (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (“Owners”), I (we) agree that the representations made in items (9)–(13) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(15)
I (we) acknowledge that, if, following my (our) investment in the Fund, the Fund or the General Partner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Fund may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Fund, and I (we) shall have no claim against the Fund or the General Partner for any form of damages as a result of any of the aforementioned actions.

(16)
I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Fund was originally remitted, unless the Fund agrees otherwise.

(17)
At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the final Prospectus of MA Managed Futures Fund, LP, including the accompanying appendices, dated March 16, 2012 (the “Prospectus”), which I (we) have consented to receive in electronic form, including in the form of a CD-ROM; or at my (our) election, in hard copy, printed form, and the Prospectus supplement, if any, accompanying the Prospectus.

By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Fund or others in any subsequent litigation or other proceeding.

2.	CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you check the box under Item 10 of the following signature page of the Subscription Agreement, you are consenting to the delivery of periodic reports by the Fund to you electronically. These reports include:

•	annual reports that contain audited financial statements; and

•	monthly reports containing unaudited condensed financial statements.

You agree to download these reports from e-mail communications from the General Partner or the Fund. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 10 of the following signature page of the Subscription Agreement. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the General Partner in writing at 4440 PGA Boulevard, Suite 600, Palm Beach Gardens, FL 33410. Furthermore, if your e-mail address changes, you must immediately advise the General Partner at the address above.

____________________________________
1 A “senior foreign political figure” is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3.	SUBSCRIBER’S CONSENT AND SUBORDINATION AGREEMENT

I (we), a Subscriber(s) who is(are) subscribing for Interests in the Fund that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the General Partner and its assets for payment. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Fund on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Fund for the purchase of Interests in the Fund.

4.	STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Fund is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 or, failing that standard, have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000. In addition, the minimum aggregate purchase is $5,000 for Class A and Class C Interests and $1,000,000 for Class I Interests.

Higher Suitability Requirement.

The States listed below have more restrictive or additional suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, “NW” means net worth exclusive of home, home furnishings and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes).

Alabama	Investors must also have a liquid net worth of at least ten times their investment in the Fund and similar programs.

Kansas
The Office of the Kansas Securities Commissioner recommends that Kansas residents should limit their aggregate investment in the Fund and similar investments to not more than ten percent (10%) of their liquid net worth. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Kentucky	(a) $300,000 NW, or (b) $85,000 NW and $85,000 AI

Maine	(a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Minnesota
Must be an “accredited investor” as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

New York	All residents of New York must also complete, notarize and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

Texas	All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

FOR INVESTORS RESIDING IN ALL STATES, AN INVESTMENT IN THE FUND MAY NOT EXCEED 10% OF NW.

MA MANAGED FUTURES FUND, LP
SUBSCRIPTION AGREEMENT FOR
CLASS A, CLASS C, OR CLASS I LIMITED PARTNERSHIP INTERESTS

Any person considering subscribing to the Fund should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Fund.

The top of this Subscription Agreement and the front of the Prospectus are dated March 16, 2012. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.
All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Fund, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Limited Partners:

(i)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3
Please insert the total dollar amount of the subscription for each Class of Interests, as applicable. The minimum subscription for Class A and Class C is $5,000 and the minimum for Class I is $1,000,000. Once the minimum is met, additional purchases may be made in $1,000 increments, (unless prohibited in certain states). New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.”

Number 4
Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).

Number 6
Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Fund by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11
Check the box to represent that you have not redeemed from the Fund within the past 90 days. If you have redeemed from the Fund within the past 90 days, you will not be permitted to subscribe to the Fund for a period of 90 days without the consent of the General Partner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13
Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”), if any.

Number 15
The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, if any, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.
The Subscriber’s admission as a Limited Partner of the Fund will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Fund by the Financial Advisor, if any. A Subscriber without a Financial Advisor may deliver his/her Subscription Agreement to the Fund’s offices.

D.
Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “MA Managed Futures Fund, LP” or a wire transfer to Mutual Shareholder Services in accordance with the Fund’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their subscription.

MA MANAGED FUTURES FUND, LP
CLASS A, CLASS C, AND CLASS I LIMITED PARTNERSHIP INTERESTS

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER
THE SECURITIES ACT OF 1933 OR
THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY

MA Managed Futures Fund, LP
c/o MA Capital Management LLC

Dear Sir/Madam:

1.    Subscription for Interests.    I hereby subscribe for the dollar amount of limited partnership interests (“Interests”) of the Class of MA Managed Futures Fund, LP (the “Fund”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto. The terms of the offering of the Interests are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Interests. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “MA Managed Futures Fund, LP” or effectuate a wire transfer of such funds to “Mutual Shareholder Services, as Transfer Agent for MA Managed Futures Fund,” directly to the Transfer Agent. MA Capital Management LLC (the “General Partner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Fund, if trading has commenced for the Fund. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my subscription to the Fund, I do hereby irrevocably constitute and appoint the General Partner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Agreement of Limited Partnership of the Fund, including, without limitation, the execution of the said Agreement of Limited Partnership itself, the execution of all amendments permitted by the terms thereof and the payment to the General Partner of the management fees and incentive allocations provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

MA MANAGED FUTURES FUND, LP
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
IMPORTANT: READ PRIOR PAGE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the subscription amount to MA Managed Futures Fund, LP (the “Fund”) and by either (i) enclosing a check payable to “MA Managed Futures Fund, LP,” or (ii) sending a wire transfer to Mutual Shareholder Services in accordance with the Fund’s wire transfer instructions, hereby subscribes for limited partnership interests in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number:
 New Subscriber(s)
 Existing Limited Partner(s)

3) Specify Class of Interests (check appropriate box) and Total Dollar Amount of Subscription:
 Class A	$
 Class C	$
 Class I	$

TOTAL

4) Social Security # — — and/or Taxpayer ID#
Taxable Investors (check one):
 Individual Ownership	 Tenants in Common/Entirety	 Estate*	 UGMA/UTMA (Minor)
 Partnership*	 Joint Tenants with Right of Survivorship	 Trust*	 Corporation
Non-Taxable Investors (check one)
 IRA/SEP/Roth  Defined Benefit*  Profit Sharing*  Pension*  Other (specify)

*The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to the Fund has the power, under its applicable charter or organizational documents to enter into transactions in each of the following types of securities: (1) limited partnership interests; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

*The undersigned investor(s) acknowledges that the Fund’s General Partner, MA Capital Management LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription Agreement, and that, accordingly, neither the Fund nor the General Partner will make a review or interpretation of such documents. Please initial.

5)
 Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).
 Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the General Partner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6 )
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	 Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Fund’s website. Email:

11)
 In the past 90 days I have not withdrawn from the Fund. I hereby acknowledge that in the event I withdrew all or a portion of my Interest in the Fund, I will not be permitted to subscribe for a period of 90 days without the consent of the General Partner.

12)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  (See directions for definition of subjectivity to backup withholdings).
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. 

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. 

14)	FINANCIAL ADVISOR (IF ANY) MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Fund as set forth in the Prospectus dated March 16, 2012, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the Fund is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Fund, the restrictions on the transferability of the Fund’s Interests and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the Fund, if the Fund has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

15)

Broker/Dealer (Selling Agent)	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	FA. Number
F.A. Address
(for confirmations) Street Address City		State Zip Code

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

MA MANAGED FUTURES FUND, LP
SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
CLASS A, CLASS C, AND CLASS I LIMITED PARTNERSHIP INTERESTS

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing to the Fund should carefully read and review a current Prospectus of the Fund, including the subscription information and Subscription
Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Fund, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the General Partner; or

Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.
I (we) agree to cooperate with and furnishing such additional information to the Fund as may be requested in order to verify my (our) status as an accredited investor.

Dated:

________________________________________
Name
________________________________________
Individual Signature (if applicable)

Entity Name:

By: ________________________________________

Name: ______________________________________

Title:________________________________________

MA MANAGED FUTURES FUND, LP
SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
CLASS A, CLASS C, AND CLASS I LIMITED PARTNERSHIP INTERESTS

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of MA Managed Futures Fund, LP (the “Fund”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints MA Capital Management LLC, a Florida limited liability company and the general partner of the Fund and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Agreement of Limited Partnership of the Fund, including, without limitation, the execution of the Agreement of Limited Partnership itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Fund and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Fund. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Agreement of Limited Partnership of the Fund pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Fund, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
* * *

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the          day of                         ,         .

________________________________________
Signature of the Principal

________________________________________
(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

________________________________________
Notary Public

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I,                                                  , as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

MA Capital Management LLC

By: ________________________________________
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

________________________________________
Notary Public

MA MANAGED FUTURES FUND, LP
SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
CLASS A, CLASS C, AND CLASS I LIMITED PARTNERSHIP INTERESTS

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing to the Fund should carefully read and review a current Prospectus of the Fund, including the
subscription information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.
All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Fund and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing the Interests for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Fund is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000 for Class A and Class C Interests, and, in the case of Class I, $1,000,000.

Signature of Subscriber:

Name of Subscriber:

Date:

MA MANAGED FUTURES FUND, LP
REQUEST FOR REDEMPTION

                    , 20
(Please date)

MA Managed Futures Fund, LP
c/o MA Capital Management LLC
4440 PGA Boulevard, Suite 600
Palm Beach Gardens, FL  33410

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the Fund.

$ / % in Class A	$ / % Class C

$ / % in Class I

(Specify number of $ / % to be redeemed in each Class; if no dollar amount or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Interest in the Fund.)

Type or Print Current Account Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA Name	Branch ID	FA Number

SIGNATURE(S): SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH FUND INTERESTS ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:
If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF THE FINAL DAY OF THE CALENDAR MONTH WHICH IS AT LEAST 30 CALENDAR DAYS AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE GENERAL PARTNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

     IRA                    Individual/Joint

    Corporation        Trust

REQUEST FOR REDEMPTION INFORMATION AND REPRESENTATIONS

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Fund, constituting a part of the registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Fund registered the Interests, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified above, the Class(es) of the Fund indicated above, subject to all of the conditions set forth in the Agreement of Limited Partnership, as described in the Prospectus dated March 16, 2012.

The redemption will be effective as of the final day of the calendar month which is at least 30 calendar days after the date on which this Request for Redemption was received by the General Partner (the “Redemption Date”). The first permissible Redemption date shall be the end of the first full calendar month of trading activity by the Fund. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Request for Redemption relates, with full power and authority to request Redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Partners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by MA Managed Futures Fund, LP (the “Fund”) and MA Capital Management LLC (the “General Partner”). The Fund and the General Partner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the General Partner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the General Partner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the General Partner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the General Partner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Partners.

For questions about this privacy policy, please contact the Fund.

Exhibit C

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-[    ] on Form S-1 of our report dated February 29, 2012, on the statement of financial condition of MA Managed Futures Fund, LP, as of February 10, 2012 appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus and Disclosure Document.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 15, 2012

C-1

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach Gardens, Florida, United States on the 21st day of March, 2012.

MA Management Futures Fund, LP

By:	MA Capital Management LLC
General Partner

By:	/s/ Monty Agarwal Monty Agarwal
Managing Partner

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the General Partner of the Registrant, in the capacities and on the date indicated.

Signature	Title with Registrant	Date

/s/ Monty Agarwal	Managing Partner (Principal	March 21 , 2012
Monty Agarwal	Executive Officer)

          Being the principal executive officer and sole owner of MA Capital Management LLC.

MA Capital Management LLC
 General Partner

By	/s/ Monty Agarwal	March 21 , 2012

Monty Agarwal
Managing Partner